EXHIBIT 10.22

CONFIDENTIAL TREATMENT REQUESTED

COMMERCIAL LICENSE AGREEMENT

This COMMERCIAL LICENSE AGREEMENT (“Agreement”) is made as of the 14th day of November, 2014, (“Effective Date”) by and between Dresser-Rand Company, a New York general partnership (“D-R”), and Ener-Core Power, Inc., a Delaware corporation (“E-C”) (each a “Party” and, together, the “Parties”).

WHEREAS, D-R is in the business of building gas turbines, including the D-R KG2-3GEF gas turbine;

WHEREAS, E-C is in the business of building gradual oxidizers, which would be complementary to the D-R KG2-3GEF gas turbine;

WHEREAS, E-C desires to develop a gradual oxidizer for D-R’s KG2-3GEF gas turbines;

WHEREAS, D-R desires to design its controls to be specific to a product configured as a single integrated unit consisting of a combination of the gradual oxidizer with the D-R KG2-3GEF gas turbine;

WHEREAS, the Parties desire to market an integrated KG2-3GEF/GO unit;

WHEREAS, subject to the conditions set forth herein, D-R and E-C will commit to this project the resources described in Sections 2.2, 2.3, and 5.1;

WHEREAS, the Parties are willing to grant each other rights to their background intellectual property during the Initial System Project to permit them to conduct their development and commercialization activities under this Agreement in accordance with the terms and conditions set forth herein; and

WHEREAS, the Parties desire to allocate ownership and license rights to the technology developed by, or acquired by either of them for, the Initial System Project and to allow them to jointly commercialize the KG2-3GEF/GO on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.            DEFINITIONS. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings set forth in this Section.

1.1	“Affiliate” shall mean, with respect to any Person, any other person or entity that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. For the purpose of this Agreement the term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through ownership of voting securities, by contract or otherwise. A person or entity shall be deemed an Affiliate of another person or entity only during such time as such control exists.

1.2	“Customer” means the Person who purchases, or contracts for the purchase of, a KG2-3GEF/GO from D-R.

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CONFIDENTIAL TREATMENT REQUESTED

1.3	“Deliverables” shall mean all tangible objects, quantifiable characteristics or functions, and services required to complete Initial System Project Plan that each Party has agreed to provide or deliver to the other to satisfy timelines or Milestones specified in the Initial System Project Plan pursuant to the terms of this Agreement.

1.4	“D-R Background Intellectual Property” shall mean (a) all Inventions, Intellectual Property, and all other proprietary rights owned or controlled (with the right to (sub)license as contemplated herein) by D-R as of the Effective Date, and (b) all Improvements of the Inventions and Intellectual Property described in (a), above, and associated intellectual property rights owned or controlled (with the right to (sub)license as contemplated herein) by D-R after the Effective Date and during the Term.

1.5	“D-R Hardware” shall mean the D-R Target Gas Turbine products, components and spare parts, integrated controls, and packaging, all designed for the KG2-3GEF/GO.

1.6	“D-R Products” shall mean D-R Hardware and on-site commissioning and technical support that D-R has agreed to provide or deliver to a Customer or End-User pursuant to the terms of this Agreement, but excluding any E-C Products.

1.7	“D-R Target Gas Turbine” means the D-R KG2-3GEF gas turbine.

1.8	“E-C Background Intellectual Property” shall mean (a) all Inventions, Intellectual Property, and all other proprietary rights owned or controlled (with the right to (sub)license as contemplated herein) by E-C as of the Effective Date and (b) all Improvements of the Inventions, Intellectual Property described in (a), above, and associated intellectual property rights owned or controlled (with the right to (sub)license as contemplated herein) by E-C after the Effective Date and during the Term.

1.9	“E-C Hardware” shall mean E-C’s Gradual Oxidizer products, components, spare parts, and controls, all designed for the KG2-3GEF/GO.

1.10	“E-C Products” shall mean E-C Hardware and on-site commissioning and technical support, and training of D-R field support personnel that E-C has agreed to provide or deliver to D-R pursuant to the terms of this Agreement.

1.11	“End-User” means the Person for whose benefit the KG2-3GEF/GO was purchased or installed, if that Person is not the Customer.

1.12	“Fundamental Process” means a process (including sensors, instrumentation, controls and heat exchangers) designed for the primary purpose of achieving heat release from any fuel whereby such fuel is gradually oxidized in a high-temperature vessel maintained at such high temperature.

1.13	“Fundamental Process Technology Developments” shall mean any Inventions relating to the Fundamental Process conceived, invented, discovered, developed or created during the Term of this Agreement (i) solely by one or more employees, contractors or agents of D-R or an Affiliate of D-R, or (ii) jointly by employees, contractors or agents of D-R or an Affiliate on the one hand and by one or more employees, contractors or agents of E-C or an Affiliate of E-C on the other hand, in each case based upon or resulting from the use of E-C Background Intellectual Property.

1.14	“Gas Turbine Technology Developments” shall mean any Inventions relating to gas turbines conceived, invented, discovered, developed or created during the Term of this Agreement (i) solely by employees or agents of E-C or an Affiliate of E-C, or (ii) jointly by one or more employees, contractors or agents of E-C or an Affiliate of E-C on the one hand and one or more employees, contractors or agents of D-R or an Affiliate of D-R on the other hand, in each case based upon or resulting from the use of D-R Background Intellectual Property.

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CONFIDENTIAL TREATMENT REQUESTED

1.15	“Governmental Body” means any government or governmental or regulatory body thereof, or political subdivision thereof, whether federal, state, local or foreign, or any agency, instrumentality or authority thereof, or any court or arbitrator (public or private).

1.16	“Gradual Oxidizer” means the E-C gradual oxidizer, which is a ceramic filled pressure vessel, including fuel distribution manifold, implementing the Fundamental Process.

1.17	“Improvements” means any and all improvements, derivative works, additions, modifications, enhancements, changes, translations, abridgements, revisions, adaptations, corrections and updates, findings, discoveries, Inventions, developments, formulations, ideas, processes, techniques, industrial and other designs, specifications, schematics, computer programs, source code (in both machine and human readable formats) and object code, whether or not patentable.

1.18	“Initial System” means the first commercial order and installation of a KG2-3GEF/GO.

1.19	“Initial System Project” shall mean a joint project to develop and put into commercial operation the Initial System, as more particularly described in the Initial System Product Plan.

1.20	“Initial System Project Plan” shall mean the timelines, Deliverables, and Milestones, of the Initial System Project attached hereto as Annex A. The Parties agree that all of the timelines set forth in Annex A shall not start to run until the Core Binding Date.

1.21	“Intellectual Property” shall mean all right, title and interest of a Party or the Parties in intellectual property, whether protected, created or arising under the laws of the United States or any other jurisdiction, including: (i) Patents; (ii) trademarks, service marks, trade names, service names, brand names, trade dress rights, corporate names, trade styles, logos and other source or business identifiers and general intangibles of a like nature, together with the goodwill associated with any of the foregoing, along with all applications, registrations, renewals and extensions thereof; (iii) Internet domain names; (iv) copyrights and mask work, database and design rights, whether or not registered or published, all registrations and recordations thereof and all applications in connection therewith, along with all reversions, extensions and renewals thereof; (iv) trade secrets and other proprietary Confidential Information; (v) Inventions, and (vi) contracts granting any right relating to or under the foregoing.

1.22	“Invention” shall mean all tangible or intangible ideas, know-how, knowledge, concepts, analyses, evaluations, developments, designs, Improvements, formulae, software, processes, inventions, discoveries, methods, compositions, techniques, designs or manufacturing specifications, and procedures, whether or not patentable.

1.23	“Joint Inventions” shall mean all Inventions conceived, reduced to practice, invented, discovered, developed, created or authored during the Term of this Agreement, jointly by some combination of an employee, contractor or agent of E-C or an Affiliate of E-C on the one hand, and an employee, contractor or agent of D-R or an Affiliate of D-R on the other hand, and all rights in any of the foregoing; provided, however, that Joint Inventions shall not include Fundamental Process Technology Developments or Gas Turbine Technology Developments.

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CONFIDENTIAL TREATMENT REQUESTED

1.24	“KG2-3GEF/GO” shall mean a packaged solution where the Gradual Oxidizer and D-R Target Gas Turbine are combined into a single fully integrated system (i) to be offered to Customers or End Users or (ii) that D-R has agreed to provide or deliver to Customers or End-Users pursuant to the terms of this Agreement and consisting of E-C Products and D-R Products.

1.25	“Milestone” shall mean a point in time, during the Initial System Project, signifying (i) a critical-path event that receives special attention, (ii) the completion of one or more Deliverables, or (iii) an important decision or derivation of a critical piece of information which affects the future of the Initial System Project; each as set forth in the Initial System Project Plan.

1.26	“Patent” shall mean any United States or foreign patent application, provisional patent application, and any patent issuing there from anywhere in the world (including by way of example and not limitation, patents of importation, patents of confirmation, patents of improvement, patents and certificates of addition and utility model patents, together with any extension, registration, confirmation, reissue, continuation, division, continuations-in-part, reexamination or other post-issuance certificate, certificate of invention and application for certificate of invention, revalidation, renewal, substitution, supplementary protection certificate, or any addition or term restoration thereof, utility models, and industrial designs. The term “Patent” does not include copyrights or trademarks.

1.27	“Perpetuity Threshold” shall mean * KG2-3GEF/GO units.

1.28	“Perpetuity Window” shall mean any three consecutive calendar years after the four-year anniversary of the end of the Initial Exclusive License Term.

1.29	“Person” means any individual, corporation, limited liability company, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Body or other entity.

1.30	“Sales Price” means the price paid by D-R for E-C’s scope of supply for each KG2-3GEF/GO ordered, except the Initial System, as evidenced by a valid Customer Purchase Order during an Exclusive License Term.

1.31	“Specifications” means, as the context requires, the performance specifications for the Gradual Oxidizer set forth on Annex B or the performance guarantees set forth for the KG2-3GEF/GO in any Customer purchase order.

1.32	“Technical Acceptance Criteria” means, the criteria for acceptance of the Gradual Oxidizer for the KG2-3GEF/GO set forth on Annex F.

1.33	“Threshold” means either a Perpetuity Threshold or an Extension Threshold, as the context requires.

1.34	“Underperforming Perpetuity Window” shall mean a Perpetuity Window, prior to the date of any Election Notice pursuant to Section 6.10.2, during which the Actual Units Credited (calculated based on Actual Units and Applied Carried Forwards for the full three-year Perpetuity Window in lieu of the last twelve months of the Exclusive License Term) is less than the Perpetuity Threshold.

1.35	“Variable Overhead” means any item tied to production levels, such as indirect labor, utilities, maintenance, etc.

* Portions of this page have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

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CONFIDENTIAL TREATMENT REQUESTED

1.36	“Warranty Funding Date” shall mean the date that E-C has provided evidence to D-R reasonably satisfactory to D-R that E-C has sufficient funding to meet its warranty obligations in full for the Initial System until such warranty obligations expire by their terms.

1.37	“Work Product” shall mean any drawing, designs, specifications, results or output of investigations, including, without limitation, any designs, models, drawings, prints, samples, transparencies, specifications, reports, documents, spreadsheets, manuscripts, working notes, documentation, manuals, photographs, negatives, tapes, discs, software or any other similar items, or any modifications thereto, which are prepared by a Party under this Agreement.

1.38	Other Definitions. Other defined terms in this Agreement are set forth in the following sections of this Agreement:

Term	Section	Term	Section
AAA Rules	18.15.2	Exclusive License	6.1
Acceptance Date	4.4	Exclusive License Term	6.1.3
Action	7.4.1	Extended Exclusive License Term	6.1.2
Actual Units	6.1.2	Extension Fee	6.1.3
Actual Units Commissioned	6.1.4	Extension Threshold	6.1.2
Actual Units Credited	6.1.3	FPTD License	6.3
Agreement	Introductory Paragraph	FSAT	4.1.2
Applied Carry Forwards	6.1.2	Fundamental Process Security	3.2.2
Application Engineering Resources	2.2.3	Indemnifiable Claim	12.1
Arbitration	18.15.2	Indemnified Party	12.1
Average SVM	6.1.4	Indemnifying Party	12.1
Carry Forwards	6.1.2	Initial Exclusive License Term	6.1.1
Claim Notice	12.1	Installment Payment	5.1.3.2
Code	18.13	Leased KG2-3GEF	5.1.1.3
Completed Test	4.4	License	6.1
Confidential Information	15.1	Non-Exclusive License	6.1.3
Core Binding Conditions	3.3.1	Paid Units	6.1.3
Core Binding Date	3.3.2	Participating Party	7.4.2
Costs	3.1.1	Party	Introductory Paragraph
Cure Period	3.2.1	Per Unit Amount	6.1.3
Customer Acceptance	6.1.1	Paid-In-Full Quarter	5.1.3.2
Damages	11.1	Performance Security	3.1.2
Deliverable Customer	4.2	Perpetuity Buyout Option	6.10.1.2
Deliverable Owner	4.2	Perpetuity Buyout Price	6.10.1.2
Development Resources	2.2.2	Plan B	3.1.1
Development Supplies	2.2.4	Prepaid License Fee	5.1.1.1
Development Supplies Commitment	5.1.2.1.1	Purchase Price	6.10.1
Development Supplies Overage	5.1.2.3.2	Quote	9.1
Development Supplies Savings	5.1.2.2	Receiving Party	15.1
Disclosing Party	15.1	Recovery	7.4.1
Down Payment	5.1.3.1	Requisition Engineering Commitment	5.1.2.1.3
D-R	Introductory Paragraph	Requisition Engineering Advance Payment	5.1.3.4
D-R Backstop Security	3.1.2	Requisition Engineering Payment	5.1.3.5
D-R Indemnitees	3.1.1	Residual Binding Condition	3.3.3
D-R Perpetual Manufacturing License	9.5	Residual Binding Date	3.3.4
D-R Purchase Order	9.1	Residual Binding Notice	3.3.4

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CONFIDENTIAL TREATMENT REQUESTED

Term	Section	Term	Section
E-C	Introductory Paragraph	Residual Binding Quarter	3.3.4
E-C Company Budget	3.3.1.3	Review Period	4.2
E-C Indemnitees	11.1	Savings Reimbursement Payment	5.1.3.6
E-C OCTS	2.2.10	Shipment Delay	6.1.1
E-C Perpetual Manufacturing License	9.6	Shotgun Purchase Offer	6.10.1
E-C Resource Commitment	5.1.2.1.2	Shotgun Purchase Offer Response	6.10.2
E-C Resource Overage	5.1.2.3.1	Shotgun Purchase Option	6.10.1
Effective Date	Introductory Paragraph	SSAT	4.1.1
Election Notice	6.10.2	Tax	5.2.1
Enjoined Technology	11.3	Total Units Credited	6.1.3
Expanded License	6.2	Transfer	18.16
		Unused Carry Forwards	6.1.2

2.	PARTIES’ OBLIGATIONS. Subject to the conditions set forth in Section 3.4 and Section 5.1, each of the Parties agrees as follows:

2.1	Initial System Project Activities. The Parties have entered into this Agreement to jointly and collaboratively develop and commercialize the KG2-3GEF/GO as set forth in this Agreement.

2.1.1	The Parties shall work together to develop the Initial System in accordance with the Initial System Project Plan.

2.1.2	Each Party shall use commercially reasonable efforts to:

2.1.2.1	perform its responsibilities in accordance with this Agreement and the Initial System Project Plan and perform all Initial System Project Plan requirements, including by meeting all Initial System Project Plan timelines, Deliverables and Milestones;

2.1.2.2	cooperate with and provide reasonable support to the other Party in connection with the other Party’s performance of its obligations under this Agreement including the Initial System Project Plan.

2.1.2.3	develop marketing collateral and support material (including a compelling economic value proposition) for the KG2-3GEF/GO;

2.1.2.4	establish a Joint Oversight Team as listed in Annex D; and

2.1.2.5	through the Joint Oversight Team, cooperate in development of the KG2-3GEF/GO product according to the Specifications and the definition of roles and responsibilities and development schedule set forth in the Initial System Project Plan. Either or both of the Specification and the Initial System Project Plan may be amended, by mutual agreement of the Parties, to account for and accommodate alterations to the design of the KG2-3GEF/GO, and the Parties agree to cooperate in the implementation of such mutually acceptable changes to the Initial System Project.

2.2	E-C Specific Obligations. E-C hereby agrees to do the following:

2.2.1	Develop a Gradual Oxidizer for KG2-3GEF/GO.

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CONFIDENTIAL TREATMENT REQUESTED

2.2.2	Provide up to 15,000 labor hours of non-billable engineering, project management, and technical support (such support, collectively, “Development Resources”) for the Initial System Project.

2.2.3	Contract D-R for up to 3,000 hours of non-recurring, application engineering and project management resources to design D-R controls to be specific to the KG2-3GEF/GO unit (“Application Engineering Resources”), at a fixed-fee cost to E-C of $500,000.

2.2.4	Spend up to $2,200,000 on parts, components, and materials required to prepare and conduct the SSAT and FSAT for the Initial System Project (“Development Supplies”), *.

2.2.5	Maintain during the Initial System Project, and provide to D-R by the 30th day of each quarter commencing with the calendar quarter beginning January 1, 2015, until and through the Paid-In-Full Quarter, pursuant to Section 5.1.3, detailed (i) project cost accounting, through the end of the prior quarter, of all Development Supplies purchased and Development Resources hours*worked, if any, and (ii) updated outlook, by quarter, of the remaining estimated Development Supplies costs and Development Resources hours required to achieve a Completed Test, pursuant to Section 4.4 and the Initial System Project Plan.

2.2.6	Maintain during the period commencing with the calendar quarter beginning January 1, 2015 through the later of (a) the twenty-fourth month following the Core Binding Date and (b) the Warranty Funding Date, and provide to D-R by the 30th day of each quarter therein, a reconciliation of E-C’s actual and forecasted (i) quarterly cash inflows and expenditures and (ii) balance sheet account balances, pursuant to Section 3.4.2, with explanations as necessary to explain variances in actual or forecasted values. In addition to the foregoing reports, on February 10, 2015, March 10, 2015 and April 10, 2015, provide to D-R a reconciliation of E-C’s actual and forecasted (i) quarterly cash inflows and expenditures and (ii) balance sheet account balances, with explanations as necessary to explain variances in actual or forecasted values, updated to reflect results through the end of January 2015, February 2015 and March 2015, respectively. Participate in quarterly reviews of E-C Company Budget, pursuant to Section 3.3.1.3, with D-R, as well as monthly reviews of the E-C Company Budget for the first three months of 2015.

2.2.7	Work with D-R to design the Initial System embodying the Gradual Oxidizer and the D-R Target Gas Turbine.

2.2.8	Develop, with D-R support, the integrated controls for the KG2-3GEF/GO.

2.2.9	Develop the spare parts list pertaining to the E-C scope of supply to allow D-R to offer service agreements for the KG2-3GEF/GO.

2.2.10	Provide on-site commissioning and technical support for the startup of KG2-3GEF/GOs (“E-C OCTS”). For the first seven KG2-3GEF/GOs, D-R will endeavor to structure commercial contracts with Customers such that Customers pay for E-C OCTS; *.

* Portions of this page have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

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CONFIDENTIAL TREATMENT REQUESTED

2.2.11	Train D-R field support personnel on startup and commissioning of the Gradual Oxidizer.

2.2.12	Work with D-R to develop and prioritize sales opportunities for the KG2-3GEF/GO.

2.2.13	Supply a Gradual Oxidizer designed for the KG2-3GEF/GO that complies with the Specifications.

2.2.14	Provide prompt engineering and field warranty support for the E-C Products included in each KG2-3GEF/GO on the terms stipulated in D-R’s contract with the Customer purchasing the KG2-3GEF/GO and in D-R’s corresponding purchase contract with E-C.

2.2.15	Assume all warranty responsibilities and liabilities associated with E-C Products per contract between D-R and the Customer and in D-R’s corresponding purchase contract with E-C. Warranties shall be as set forth in D-R 100 Terms and Conditions and D-R 195 Terms of Purchase, unless otherwise agreed by D-R and E-C on individual commercial transactions.

2.2.16	Develop a standard price list and delivery time listings for the E-C Products for D-R to use in Customer proposals. This will be subject to a quarterly or semi-annual review by the Parties and subject to mutual agreement.

2.3	D-R Specific Obligations. D-R agrees to market and sell the KG2-3GEF/GO in accordance with Section 9. In addition, D-R agrees to do the following:

2.3.1	Provide technical data, applications guidelines, and general arrangement drawings to E-C for the D-R Target Gas Turbine to support E-C’s design of the Initial System.

2.3.2	Sell to E-C at a fixed-fee of $500,000 up to 3,000 hours of Application Engineering Resources in the package and system design of the Initial System.

2.3.3	Provide E-C up to $1,600,000 in cash for the Prepaid License Fee, pursuant to Section 5.1.1, consisting of:

2.3.3.1	The Down Payment of $400,000, pursuant to Section 5.1.3.1, and

2.3.3.2	* additional Installment Payments totaling $1,200,000, pursuant to Section 5.1.3.2.

2.3.4	Develop the controls strategy for the D-R developed D-R Target Gas Turbine control system.

2.3.5	With support from E-C as expressly provided herein, commercialize the KG2-3GEF/GO.

2.3.6	With support from E-C as expressly provided herein, develop and prioritize sales opportunities for the KG2-3GEF/GO.

2.3.7	Define standard lead times for the D-R Target Gas Turbine to support high-priority commercial opportunities; provided, however, that D-R shall not be obligated to purchase any E-C Products from E-C with respect to any particular KG2-3GEF/GO until D-R has received a valid Customer purchase order for that KG2-3GEF/GO and has issued an official order acknowledgement with respect thereto and the other conditions precedent contained in Sections 3 and 9.1 have been met.

* Portions of this page have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

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2.3.8	Assume the sales lead role with respect to each Customer. D-R may, at its sole discretion, allow qualified E-C distributors to support D-R’s commercial lead throughout the sales cycles for particular Customers. All such E-C distributors will be obligated to maintain strict adherence to D-R business policies, including D-R’s Code of Business Conduct attached hereto as Annex E.

2.3.9	Take commercial lead in developing sales to Customers. Unless otherwise mutually agreed in writing by D-R and E-C, which agreement shall not be unreasonably withheld, delayed or conditioned, all sales of KG2-3GEF/GOs shall be made by D-R to the Customer pursuant to the D-R100 Terms and Conditions in the form attached hereto as Annex C.

3.	PERFORMANCE GUARANTEES

3.1	Performance Guarantees for Gradual Oxidizers to be included in KG2-3GEF/GOs. With respect to the initial * KG2-3GEF/GOs:

3.1.1	E-C agrees to, at its own expense, protect, defend, hold harmless and indemnify D-R, its successors and assigns and their respective directors, officers, employees, agents, contractors, customers and Affiliates (collectively, the “D-R Indemnitees”) from and against any and all claims, proceedings and lawsuits brought by third parties for any and all losses, damages, liabilities, penalties, fines, forfeitures, attorneys’ fees, costs, and expenses of any kind and nature whatsoever, including (a) any performance or delivery liquidated damages or other damages which are incurred by the Customer or the End User, (b) any incremental costs incurred by D-R to develop and implement an alternative combustion system with appropriate emissions control technology (“Plan B”) to replace the E-C Products, and (c) any power shortfall claims for the period until either (i) the E-C Products can be corrected to comply with the Specifications or (ii) Plan B can be implemented to replace the E-C Products (collectively, “Costs”) arising out of (x) E-C’s failure to timely supply E-C Products or (y) E-C Products’ failure to meet the Specifications, which in either (x) or (y) results in a material breach by D-R of its obligations to the Customer under the sales contract, except to the extent that any such costs result from (p) the gross negligence or intentional misconduct of a D-R Indemnitee or Customer, or (q) a material breach by D-R of its obligations hereunder or material breach by a Customer of its obligations thereunder. E-C’s aggregate indemnification obligation under this Section 3.1 shall not exceed, for each KG2-3GEF/GO, the greater of D-R’s aggregate limit on its indemnification obligations specified in its contractual commitment with the Customer and any actual Costs directly imposed on D-R by a Government Body. E-C’s time to cure defaults in E-C Products and E-C’s maximum liability pursuant to this performance guarantee will be as set forth in the sales agreement between the Customer and D-R (which shall be subject to E-C’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed).

3.1.2	* The Parties agree not to unreasonably withhold, delay or condition their consent to the proposed terms of such a customer commitment. The foregoing D-R Backstop Security requirement for:

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3.1.2.1	Any order associated with the initial * KG2-3GEF/GOs (i) shall cover the period from order acknowledgement through the end of the warranty period and (ii) may be waived in whole or in part by D-R in its sole discretion.

3.1.2.2	The Initial System Project shall be in an amount equal to the total order value of the D-R Purchase Order for E-C Products applicable thereto.

3.2	Performance Guarantees for Fundamental Process in the Initial System.

3.2.1	If the Initial System fails to meet the Specifications in the timelines set forth in Annex A, D-R shall give E-C up to the lesser of (i) an additional 60 days and (ii) the additional number of days, if any, allowed by D-R’s contractual commitment to the Customer, to cure such non-performance (the “Cure Period”). If the Cure Period has expired and the Initial System performance has not been conformed to Specifications, D-R shall be entitled to terminate this Agreement and E-C shall promptly pay to D-R an amount in cash equal to D-R’s financial contribution to this Agreement to date.

3.2.2	* The Fundamental Process Security shall be for a period of 24 months and shall be promptly terminated upon Completed Test pursuant to Section 4.4 below.

3.3	Binding Conditions.

3.3.1	All of D-R’s actions, performance, covenants and obligations contained in this Agreement, including, without limitation, those obligations set forth in Section 2.3 and Section 5.1, will be conditioned on and subject to (the “Core Binding Conditions”):

3.3.1.1	E-C obtaining the Fundamental Process Security pursuant to Section 3.2.2;

3.3.1.2	E-C providing D-R with evidence reasonably satisfactory to D-R that all (a) previously existing liens on the E-C Intellectual Property have been released and (b) all Patents applicable to the Fundamental Process, Gradual Oxidizer, Target Gas Turbine and/or KG2-3GEF/GO purported to be owned by E-C are in fact owned by E-C and recorded at the appropriate Patent Office(s);

3.3.1.3	E-C providing D-R with (i) evidence reasonably satisfactory to D-R that it has sufficient funding as of the Effective Date to fund its planned operations for a period of * and (ii) a budget consistent with discussions between the Parties and reasonably satisfactory to D-R, for the period starting with the month of the Core Binding Date, pursuant to Section 3.3.2, through the * outlining E-C’s planned (x) quarterly balance sheet account balances and (y) monthly inflows of cash and expenditures of cash (such budget the “E-C Company Budget”); and

3.3.1.4	D-R provides a written acknowledgement of an initial binding Customer purchase order for a KG2-3GEF/GO. For the avoidance of doubt, D-R shall notbe obligated to enter into a contract with a Customer or End User for the Initial System unless E-C has previously satisfied the conditions pursuant to Sections 3.3.1.1, 3.3.1.2, and 3.3.1.3.

* Portions of this page have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

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3.3.2	Core Binding Notice. Within two business days of all of the Core Binding Conditions set forth above having been implemented to D-R’s reasonable satisfaction, D-R shall provide E-C with written confirmation that such conditions have been satisfied and that D-R’s obligations of this Agreement, except for those contained in Sections 2.3.3.2 and Section 5.1.3.2, have become binding (the date of delivery of such notice the “Core Binding Date”).

3.3.3	Residual Binding Condition for Prepaid License Fee. Notwithstanding the foregoing, D-R’s actions, performance, covenants and obligations in Section 2.3.3.2 and Section 5.1.3.2 of this Agreement will be further conditioned on and subject to E-C obtaining the D-R Backstop Security within 45 days of the Core Binding Date, but no earlier than January 1, 2015 (the “Residual Binding Condition”).

3.3.4	Residual Binding Notice. Within two business days of the Residual Binding Condition having been implemented to D-R’s reasonable satisfaction, D-R shall provide E-C with written confirmation that such condition has been satisfied and that all of D-R’s obligations in Section 2.3.3.2 and Section 5.1.3.2 have become binding (such notice the “Residual Binding Notice”, the date of delivery of such notice the “Residual Binding Date”, and the calendar quarter of such date the “Residual Binding Quarter”).

3.4	E-C Company Financial Viability through Initial System Project. For avoidance of doubt, D-R has no intention of providing funding in any form or at any time to E-C, whether it be for equity, debt, or any other type of advance, beyond the Prepaid License Fee, pursuant to Section 5.1, and D-R Purchase Orders, pursuant to Sections 9.1 through 9.4.

3.4.1	Company Funding. Notwithstanding anything else in this Agreement, if * E-C fails to raise additional capital in such amounts as are necessary, when included with cash on-hand on the Core Binding Date, to fund its planned operations for a period ending on the later of (a) the twenty-fourth month following the Core Binding Date and (b) the Warranty Funding Date, in accordance with the E-C Company Budget provided pursuant to Section 3.3.1.3 herein, and such failure is not cured within 45-days of occurrence, D-R shall be entitled, by delivering written notice to E-C, to terminate this Agreement.

3.4.2	Company Budget Discipline. For the period starting with the month of the Core Binding Date through the later of (a) the twenty-fourth month following the Core Binding Date and (b) the Warranty Funding Date, E-C shall adhere to the E-C Company Budget. E-C shall provide to D-R, on a quarterly basis, a reconciliation of E-C’s actual (x) balance sheet account balances and (y) receipts and expenditures, pursuant to Section 3.3.1.3, to those contained in the E-C Company Budget. Any material increase in expenditures above and beyond those set forth in the E-C Company Budget shall be a violation of this Agreement, and D-R shall be entitled, by delivering written notice to E-C, to terminate this Agreement, unless such expenditures have been consented to in writing by D-R, or E-C has obtained additional funding sufficient to fund such additional expenditures.

3.5	Delays in Initial System Project.

3.5.1	The Parties shall monitor the Initial System Project Plan and any changes thereto, and each Party agrees to notify the other Party by written correspondence to the designated project leaders of each Party within five business days of that Party’s knowledge of any factor, occurrence, or event coming to its attention that may affect its ability to meet the requirements of the Initial System Project Plan or that is likely to cause any material delay in achieving any of the Milestones.

* Portions of this page have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

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3.5.2	In the event such delay results in the achievement of any of the Milestones to be delayed by more than 15 days, the delayed Party agrees to immediately schedule a Project Plan review meeting during which the Parties shall address the problem(s) that have caused such delays and the procedures to be followed by the delayed Party to resolve such problems.

3.5.3	In the event that delays by either Party, or their respective Affiliates or contractors, (i) cause one or more Milestones to be delayed by more than 30 days and (ii) constitute a material and incurable breach of D-R’s Customer contractual commitment, such delay shall constitute a material breach of this Agreement.

3.6	Third-Party Contractors. In the event that either Party employs the services of third-party contractors for performance of any task(s) assigned to that Party, that Party shall, before such third party or third-party personnel are provided any information regarding the KG2-3GEF/GO or any components or portions thereof: (i) notify the other Party of the third party’s involvement; and (ii) require that such third party and all third-party personnel involved in performance of the task(s) execute non-disclosure agreements containing confidentiality obligations at least as restrictive as those contained herein and invention disclosure and assignment agreements consistent with the obligations of the Parties hereunder.

4.	PROCEDURES FOR ACCEPTANCE TESTING OF THE INITIAL SYSTEM

4.1	Acceptance Testing. Immediately upon delivery of each Deliverable, or any upgrades or updates thereto:

4.1.1	E-C shall perform sub-scale testing (the Sub-Scale Acceptance Test, or “SSAT”) and, if D-R accepts all SSAT Deliverables pursuant to Sections 4.2 and 4.3, then

4.1.2	The Parties shall commence joint full-scale testing (the Full-Scale Acceptance Test, or “FSAT”). After such FSAT, the Parties shall make a joint protocol describing details of testing and determining whether the Initial System has met Technical Acceptance Criteria set forth in Annex F and Specifications set forth in Annex B.

4.2	Test Reviews. Each Party shall have (i) 30 days following delivery of the SSAT Deliverables and (ii) 30 days following delivery of the FSAT Deliverables to conduct reviews (each such 30-day period a “Review Period”) to determine whether the Technical Acceptance Criteria and Specifications for the Initial System have been met. If the Party designated as the customer of any Deliverable (the “Deliverable-Customer” as set forth in the table in Annex A) does not, within 10 business days following the termination of the Review Period, provide written notice to the Party responsible for developing or preparing the Deliverable (the “Deliverable-Owner”) of its rejection of such Deliverable specifying the reason why the Deliverable was not accepted, such Deliverable shall be deemed to have been accepted by the Deliverable-Customer for purposes of this Agreement.

4.3	Rejections and Remedies. If a Deliverable-Customer rejects an SSAT or FSAT Deliverable, the Deliverable-Owner shall have 10 business days from the date of receipt of written notice of rejection, unless otherwise provided for in a Customer contractual commitment, to commence a cure of all material non-conformances described in the written notice of rejection and to deliver to the Deliverable-Customer a plan for the prompt delivery of a revised Deliverable. If rejection of, or failure to deliver, an SSAT or FSAT Deliverable results in a breach of a Customer contractual commitment, the Deliverable-Customer may declare such Deliverable rejected and terminate this Agreement. Upon receipt by the Deliverable-Customer of a revised Deliverable delivered in accordance with this Section 4.3, the provisions of Section 4.2 and this Section 4.3 shall again apply, the new Review Period running from the date of delivery of the revised version of the Deliverable. If the revised Deliverable is again rejected by the Deliverable-Customer or fails to meet Customer contractual commitments, such Party may declare the Deliverable rejected and terminate this Agreement. For avoidance of doubt, for the Initial System Project, D-R shall have the right in its sole discretion to make the decision to replace the E-C Products with Plan B.

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4.4	Completion. Once both Parties have accepted all FSAT Deliverables, the Initial System testing will be deemed completed (such outcome a “Completed Test”, and the date of a Completed Test the “Acceptance Date”), and E-C may elect to terminate the Fundamental Process Performance Security.

4.5	Acceptance Testing Costs. E-C shall cover and be responsible for all costs associated with SSATs and FSATs conducted pursuant to Sections 4.1, 4.2 and 4.3, including any additional instrumentation required to verify that the Gradual Oxidizer meets Technical Acceptance Criteria and Specifications, and costs related to the Leased KG2-3GEF pursuant to Section 5.1.

5.	LICENSE AND INITIAL SYSTEM PROJECT COSTS; TAXES

5.1	License and Initial System Project Costs. The total financial contribution required for E-C to develop and achieve a Completed Test of the Initial System is estimated to be $4.2 million. Of this amount, it is estimated that $ * will be required to purchase Development Supplies and the remainder will be in the form of Development Resources to be provided by E-C and Application Engineering Resources to be purchased from D-R by E-C. Amounts described in Sections 2.2 and 2.3 are a subpart of the obligations in this Section 5 and not additive to the financial obligations described below.

5.1.1	Contributions by D-R.

5.1.1.1	Prepaid License Fee. In accordance with the requirements of Sections 5.1.3.1 and 5.1.3.2, D-R shall pay up to $1.6 million in cash to E-C which, upon achievement of a Completed Test, will constitute a pre-payment for the Initial Exclusive License Term (the “Prepaid License Fee”) under Section 6.1.1.

5.1.1.2	Application Engineering Resources. D-R shall provide up to 3,000 hours of Application Engineering Resources at a flat fee to E-C of $500,000.

5.1.1.3	Product Use Contribution by D-R. D-R shall offer to lease to E-C one (1) D-R Target Gas Turbine (“Leased KG2-3GEF”), on a preferential commercial basis, for which E-C will be responsible for all costs of use, including but not limited to: modification and preparation; shipping to a site specified by E-C; packaging modification required to support E-C testing; shipping to and installing at test site(s); conduct of testing; demobilization of packaging modifications; shipping back to D-R Kongsberg; repair and refurbishment to its original condition; and any other out-of-pocket and labor-related expenses the Parties might incur in support of executing the associated lease agreement. The Leased KG2-3GEF shall be utilized by E-C in accordance with the Initial System Project Plan. The Parties shall negotiate a separate agreement for such Leased KG2-3GEF.

* Portions of this page have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

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5.1.2	Contributions by E-C.

5.1.2.1	Financial Contributions by E-C. Subject to Sections 3.3 and 5.1.2.3, E-C’s total financial commitment for Development Supplies, Development Resources and Application Engineering Resources applicable to the Initial System will amount to $4.2 million, comprised of:

5.1.2.1.1	$ * in spend on Development Supplies (such amount the “Development Supplies Commitment”), paid for with up to $ * ;

5.1.2.1.2	$ * in the form of Development Resources, consisting of 15,000 hours at an average cost of $ * (such 15,000 hours the “E-C Resource Commitment”); and

5.1.2.1.3	$500,000 flat fee, in cash, to be paid to D-R for Application Engineering Resource hours (such amount the “Requisition Engineering Commitment”) provided pursuant to Section 5.1.1.2.

5.1.2.2	Cost Savings in the Initial System Project. In the event the actual total cost of Development Supplies utilized to achieve a Completed Test is less than the Development Supplies Commitment (such difference “Development Supplies Savings”), then as appropriate either (i) the Prepaid License Fee shall be reduced by an amount equal to one-half of the Development Supplies Savings or (ii) if D-R has previously paid the Prepaid License Fee in full, E-C shall pay to D-R a cash amount equal to one-half of the Development Supplies Savings.

5.1.2.3	Cost Overruns in the Initial System Project.

5.1.2.3.1	E-C shall be solely responsible for and shall pay for any (i) Development Supplies costs over and above the Development Supplies Commitment (such cost overrun the “Development Supplies Overage”) and (ii) Development Resources hours over and above E-C Resource Commitment (such hours overrun the “E-C Resource Overage”);

5.1.2.3.2	Notwithstanding Section 5.1.2.3.1, E-C shall not be responsible for any E-C Resource Overage or Development Supplies Overage that are (i) solely attributable to D-R Products failing to perform according to Specifications or (ii) the result of delays in the scheduled delivery of D-R Deliverables.

5.1.3	License and Initial System Project Costs Funding Schedule.

5.1.3.1	Within five business days following the Core Binding Date, D-R shall pay to E-C $400,000, in cash, towards the Prepaid License Fee (the “Down Payment”).

5.1.3.2	During each of the * immediately following the Residual Binding Quarter, * shall pay to E-C $*, in cash, towards the Prepaid License Payment (each such payment an “Installment Payment”, and the quarter of the final Installment Payment the “Paid-In-Full Quarter”).

5.1.3.3	Notwithstanding the foregoing, if D-R delays the Down Payment or any scheduled Installment Payment for more than ten business days past the date it is payable under Sections 5.1.3.1 or 5.1.3.2 respectively, E-C shall be entitled to terminate this Agreement following notification to D-R and then a cure period of five additional business days following D-R’s receipt of such notification, and D-R shall promptly pay to E-C an amount in cash equal to E-C’s financial contribution (both in cash and labor) to this Agreement to the date of such default.

* Portions of this page have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

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5.1.3.4	Within five business days following the Core Binding Date, E-C shall pay to DR $125,000, in cash, towards the Requisition Engineering Commitment (the “Requisition Engineering Advance Payment”).

5.1.3.5	Within the first five business days of the each of the three quarters immediately following the Residual Binding Quarter, E-C shall pay to D-R $125,000, in cash, towards the Requisition Engineering Commitment (each such payment an “Requisition Engineering Payment”).

5.1.3.6	Within 30 days following the later of (i) an Acceptance Date, if any, and (ii) end of the Paid-In-Full Quarter, E-C shall pay to D-R an amount in cash equal to one-half of the Development Supplies Savings, if any (such payment the “Savings Reimbursement Payment”).

5.1.3.7	Notwithstanding the foregoing, if E-C delays any scheduled Requisition Engineering Advance Payment, Requisition Engineering Payment, or Savings Reimbursement Payment for more than ten business days past the date it is payable under Sections 5.1.3.4, 5.1.3.5 or 5.1.3.6 respectively, D-R shall be entitled to net such outstanding amounts against future (x) Installment Payments, pursuant to Section 5.1.3.2, and (y) funding for any D-R Purchase Order, pursuant to Section 9.2, following a cure period of five additional business days.

5.2	Taxes.

5.2.1	“Tax” or “Taxes” shall mean all taxes, charges, duties, fees, levies or other assessments, including income, excise, property, sales, consumption, use, value added, profits, license, withholding (with respect to compensation or otherwise), payroll, employment, net worth, capital gains, transfer, stamp, social security, environmental, occupation and franchise taxes, imposed by any Governmental Body, and including any interest, penalties and additions attributable thereto, and all amounts payable pursuant to an agreement or arrangement with respect to taxes.

5.2.2	As between the Parties, D-R shall be responsible for the collection, remittance and payment of any or all Taxes of any kind imposed by any governmental authority in respect of the purchase, importation, sale, lease or other distribution of the KG2-3GEF/GO.

5.2.3	As between the Parties, D-R shall be responsible for obtaining any necessary import licenses or permits necessary for the entry of the KG2-3GEF/GO into each country, or its delivery to D-R, and D-R shall be responsible for any and all customs duties, clearance charges, taxes, brokers’ fees and other amounts payable in connection with the exportation, importation and delivery of KG2-3GEF/GO to or by D-R.

5.2.4	The Parties agree to cooperate and produce on a timely basis any Tax forms or reports reasonably requested by the other Party in connection with any payment made under this Agreement. Each Party further agrees to provide reasonable cooperation to the other Party, at the other Party’s expense, in connection with any official or unofficial Tax audit or contest relating to payments made by the other Party under this Agreement.

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5.2.5	Any payments made by a Party pursuant to this Agreement shall not be reduced on account of any Taxes unless required by applicable law. E-C shall be responsible for paying any and all Taxes (other than withholding taxes required to be paid by D-R under applicable law) levied on account of, or measured in whole or in part by reference to, any payments it receives hereunder. D-R shall deduct or withhold from any such payments to E-C any Taxes that D-R is required to deduct or withhold under applicable law. Notwithstanding the foregoing, if E-C is entitled under any applicable Tax treaty to a reduction in the rate of, or the elimination of, applicable withholding Tax, it may deliver to D-R or the appropriate governmental authority (with the assistance of D-R to the extent that such assistance is reasonably required and is requested in writing) the prescribed forms necessary to reduce the applicable rate of withholding or to relieve D-R of its obligation to withhold Tax, and D-R shall apply the reduced rate of withholding, or dispense with withholding, as the case may be, provided that D-R has received evidence, in a form reasonably satisfactory to D-R, of E-C’s delivery of all applicable forms (and, if necessary, its receipt of appropriate governmental authorization) at least 10 days prior to the time that the payments are due. If, in accordance with the foregoing, D-R withholds any amount, it shall (i) timely remit to E-C the balance of such payment; (ii) timely remit the full amount withheld to the proper governmental authority; and (iii) send to E-C written proof of remittance of the full amount withheld within 30 days following remittance.

6.	GRANT OF LICENSES

6.1	Grant to D-R of License. Subject to the terms and conditions of this Agreement, including timely payment in full of the Prepaid License Fee, E-C hereby grants D-R a worldwide right to market and commercialize the E-C Products to commercialize the Fundamental Process and Fundamental Process Technology Developments for gas turbine generators in the range of 1 to 4 MW per unit (the “License”). The License shall initially be an exclusive license (the “Exclusive License”) and, for the avoidance of doubt, such exclusive license is exclusive of all others, including E-C, except in connection with E-C’s performance of its obligations contemplated by this Agreement. The term and payment obligations applicable to the Exclusive License are set forth below:

6.1.1	In exchange for the payment of the Prepaid License Fee, the Exclusive License shall remain in effect for an initial term commencing upon the Core Binding Date and ending on the date that is (i) four years after the Core Binding Date, with such date to be extended by (ii) an additional number of days equal to the sum of (x) the number of days of delay, if any, in achieving the Ship to Customer Site Milestone designated for Week 62 in the Initial System Project Plan set forth in Annex A (such number of days the “Shipment Delay”), plus (y) the number of days of delay, if any, in achieving the Final Completion milestone specified in D-R’s contractual commitment to the Customer for the Initial System at the time of the Core Binding Date (such milestone “Customer Acceptance”) that exceeds the Shipment Delay, plus (z) the number of days of delay, if any, during the period from Customer Acceptance to the expiration of the warranty period specified in D-R’s contract with the Customer for the Initial System, that the Initial System is out of operation because of a failure of the Gradual Oxidizer to perform according the specifications in D-R’s contract with the Customer (the “Initial Exclusive License Term”).

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6.1.2	After the Initial Exclusive License Term, the Exclusive License shall automatically remain in effect for an additional 12-month period (an “Extended Exclusive License Term”) if, during the Initial Exclusive License Term, D-R has formally acknowledged the receipt of binding purchase orders for at * KG2-3GEF/GOs (with * KG2-3GEF/GOs being the “Extension Threshold”). KG2-3GEF/GOs for which D-R has formally acknowledged to Customers the receipt of such purchase orders are referred to herein as “Actual Units”. At the end of each Extended Exclusive License Term, the Exclusive License shall automatically remain in effect for an additional 12-month period if, during the last 12 months immediately prior to the end of the Extended Exclusive License Term just ended, Actual Units equaled or exceeded the Extension Threshold. If during the Initial Exclusive License Term or during any Extended Exclusive License Term, D-R has exceeded the applicable Threshold, then each additional unit above the applicable Threshold (the “Carry Forwards”) will be treated as having being formally acknowledged during the next Exclusive License Term for purposes of calculating whether the Threshold has been met for that subsequent Exclusive License Term or Perpetuity Window. These Carry Forwards shall continue for each Extended Exclusive License Term and Perpetuity Window such that if Carry Forwards cause the Threshold to be exceeded during any subsequent Exclusive License Term or Perpetuity Window (the “Unused Carry Forwards”), such Unused Carry Forwards shall continue to be carried forward to subsequent Exclusive License Terms and Perpetuity Windows until all Carry Forwards and Unused Carry Forwards have been utilized (collectively, “Applied Carry Forwards”).

6.1.3	If the Initial Exclusive License Term or any Extended Exclusive License Term (each, an “Exclusive License Term”) does not automatically extend because the Threshold has not been achieved, D-R will have the right, exercisable by delivery of written notice to E-C prior to the date on which such Exclusive License Term would otherwise expire, to an additional Extended Exclusive License Term if D-R pays E-C an amount equal to the Extension Fee. The “Extension Fee” shall be equal to (i) the Extension Threshold less (ii) the sum of Actual Units for the last twelve months of the Exclusive License Term then ending and Applied Carry Forwards (such sum “Actual Units Credited”), multiplied by the Per Unit Amount (with (i) less (ii) being the number of “Paid Units”, and the sum of Paid Units and Actual Units Credited being the “Total Units Credited”). The “Per Unit Amount” shall be equal to *. The Extension Fee shall be payable within 30 days after the prior Extended Exclusive License Term has ended. If D-R fails to provide such notice to E-C within the time specified the License shall, at the end of the Exclusive License Term then ended, become a nonexclusive license (the “Non-Exclusive License”). Notwithstanding anything in this Section 6.1.3 to the contrary, if prior to the fourth anniversary of the end of the Initial Exclusive License Term, D-R accumulates an aggregate of * Total Units Credited, then the Exclusive License shall thereafter remain in effect in perpetuity regardless of the number of KG2-3GEF/GOs sold thereafter and without any further payments by D-R under this Section 6.1.3, with the exception of payments due by virtue of the exercise of the Shotgun Purchase Option set forth in Section 6.10.

* Portions of this page have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

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6.1.4	During the term of this Agreement, E-C shall keep accurate records of the costs incurred, including standard overhead charges applied, in delivering E-C Products for each KG2-3GEF/GO produced and sold under this Agreement, in such amounts as are reflected on its financial statements. If it appears to either Party during any Exclusive License Term that the Extension Threshold will not be met, such Party shall immediately notify the other Party. In such event the Parties shall, no later than 45 days prior to the end of that Exclusive License Term, meet to exchange information regarding E-C Product costs incurred with respect to each Actual Unit fully commissioned by D-R and accepted by the Customer (“Actual Units Commissioned”) during the Exclusive License Term. The “Average SVM” for an Exclusive License Term or any Perpetuity Window shall be equal to (x) the difference of the (i) sum of all Sales Prices less (ii) sums of E-C’s direct material costs, direct labor costs, engineering/drafting costs, Variable Overhead expenses, warranty expenses, commission expenses and freight/duties expenses corresponding to respective Actual Units Commissioned, divided by (y) the number of Actual Units Commissioned, for all Actual Units Commissioned. If no Actual Units Commissioned occurred from which the Parties may derive an Average SVM during the Exclusive License Term or Perpetuity Window, the default value for determining the Per Unit Amount will be equal to *. If no Actual Units Commissioned occurred in the Exclusive License Term or Perpetuity Window immediately preceding the current Extended Exclusive License Term or Perpetuity Window, but Actual Units Commissioned have occurred in prior Exclusive License Terms or Perpetuity Windows, the Parties shall use Average SVM based upon most recent prior Exclusive License Term or Perpetuity Window in which Actual Units Commissioned occurred, adjusted for changes in the Consumer Price Index for all Urban Consumers, as publicized by the United States Department of Labor Bureau of Labor Statistics, between the dates of such base line bookings and the most recent month for which the Consumer Price Index is available. Notwithstanding the foregoing, the first D-R Purchase Order for non-recuperated oxidizers, not to exceed * in total, as well as the first D-R Purchase Order for recuperated oxidizers, not to exceed * in total, shall be excluded from all calculations of Average SVM.

6.2	Expanded License Grant to D-R. Subject to the terms and conditions of this Agreement, as long as the License remains Exclusive under the terms of Section 6.1 hereof, E-C hereby grants D-R a non-exclusive, worldwide right to commercialize the Fundamental Process for projects larger than 4 MW that are comprised of the KG2-3GEF/GO in multiple power blocks with E-C supplying the Gradual Oxidizer (the “Expanded License”) for which D-R shall not be obligated to pay any additional license fees. Notwithstanding the foregoing, E-C shall immediately notify D-R in the event that E-C grants to a third party an exclusive license to commercialize the Fundamental Process for gas turbine generators larger than 4 MW per unit, which notice shall specify the effective date of such third party license. The Expanded License shall terminate immediately upon the effective date of such third party license.

6.3	Fundamental Process Technology Developments. Subject to the terms and conditions of this Agreement, D-R hereby irrevocably assigns to E-C all rights in and to any Fundamental Process Technology Developments developed during the Term of this Agreement and E-C hereby grants to D-R a non-terminable, perpetual, exclusive, irrevocable and royalty-free license of such Fundamental Process Technology Developments to make, have made, use and impart products, processes and/or services in connection with or related to 1-4MW gas turbines (“FPTD License”). Notwithstanding the foregoing, should the Exclusive License become a Non-Exclusive License pursuant to Section 6.1.3, the FPTD License would become non-exclusive. For avoidance of doubt, the FPTD License pertains to gas turbines in the 1-4MW range only.

6.4	Gas Turbine Technology Developments. Subject to the terms and conditions of this Agreement, E-C hereby irrevocably assigns to D-R all rights in and to any Gas Turbine Technology Developments developed during the Term of this Agreement and D-R hereby grants to E-C a non-terminable, perpetual, non-exclusive, irrevocable and royalty-free license of such Gas Turbine Technology Developments to make, have made, use, and impart products, processes and/or services in connection with or related to 1-4MW gas turbines.

* Portions of this page have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

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6.5	Joint Inventions. The Parties agree that D-R and E-C shall jointly own any Joint Inventions developed during the Term of this Agreement. Each Party shall have unrestricted rights to use such Joint Inventions during the Term of this Agreement and perpetually thereafter, without accounting to the other Party.

6.6	Sublicense Rights. Other than as expressly provided herein, the licenses granted under Sections 6.1 through 6.5 include the right to grant sublicenses.

6.7	Background Intellectual Property. E-C shall have the right to use D-R Background Intellectual Property and D-R shall have the right to use E-C Background Intellectual Property, in each case, only as is necessary to perform such Party’s obligations and exercise such Party’s rights under this Agreement.

6.8	Negative Pledge. E-C shall not, during the Initial Exclusive License Term, without the prior written consent of D-R, which consent shall not be unreasonably withheld, delayed or conditioned, allow the creation of any encumbrance, lien or pledge of the E-C Intellectual Property.

6.9	Cooperation. Each Party shall take all reasonable actions necessary to evidence, protect, or convey the ownership rights set forth in this Section 6, including but not limited to the acquisition of assignments of any and all Intellectual Property rights from any contractors, subcontractors, employees or any other entity providing services to one or both Parties that results in the development of Intellectual Property rights to be conveyed hereunder. All conveyances shall be free and clear of any claims, liens, security interests or other encumbrances or interests by the transferring Party and any third parties claiming through such Party.

6.10	E-C Exclusivity License Shotgun Purchase Option.

6.10.1	Shotgun Purchase Option. Following an Underperforming Perpetuity Window, E-C shall have the right, but not the obligation, to offer to purchase the exclusivity provision of the License from D-R upon the terms and subject to the conditions set forth in this Section 6.10 (such right, E-C’s “Shotgun Purchase Option”, and such offer, the “Shotgun Purchase Offer”) at a purchase price of E-C’s choosing, provided that it is payable at closing in cash (the “Purchase Price”). In such case, D-R shall have the option to:

6.10.1.1	Accept the Shotgun Purchase Offer, in which case the License shall become a Non-Exclusive License, or

6.10.1.2	Reject it and instead pay E-C an amount equal to (i) the Perpetuity Threshold less the sum of (x) Actual Units during the Underperforming Perpetuity Window then ending and (y) Applied Carried Forwards carried forward into the Underperforming Perpetuity Window, multiplied by (ii) the lower of (x) * and (y) the * (such amount the “Perpetuity Buyout Price”), to eliminate E-C’s right to exercise E-C’s Shotgun Purchase Option at any time in the future (“Perpetuity Buyout Option”).

6.10.2	Exercise of Shotgun Purchase Option; Closing. In order to exercise the Shotgun Purchase Option, E-C must give written notice (E-C’s “Election Notice”) to D-R of such election, including the Purchase Price, within 90 days following the Underperforming Perpetuity Window. In the event of the exercise of the Shotgun Purchase Option, D-R shall have 90 days following receipt of the Election Notice by D-R to notify E-C of its decision of whether to accept or reject the Shotgun Purchase Offer pursuant to Section 6.10.1 (D-R’s “Shotgun Purchase Offer Response”). Failure by D-R to notify E-C of its election during such 90 day period shall be conclusively deemed to constitute acceptance of the Shotgun Purchase Option. The closing of the Shotgun Purchase Option or the Perpetuity Buyout Option, as appropriate, shall occur within 60 days following receipt by E-C of D-R’s Shotgun Purchase Option Response. At such closing, if D-R accepts the Shotgun Purchase Offer, E-C shall pay to D-R, in cash or immediately available funds, an amount equal to the Purchase Price, and if D-R rejects the Shotgun Purchase Offer, D-R shall pay to E-C, in cash or immediately available funds, an amount equal to the Perpetuity Buyout Price. The Parties shall enter into an amendment to this Agreement or such other agreement as reasonably agreed to by the Parties to reflect D-R’s Shotgun Purchase Option Response, including (i) conversion of the License into a Non-Exclusive License or (ii) elimination of E-C’s Shotgun Purchase Option right.

* Portions of this page have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

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7.	OWNERSHIP AND PROTECTION OF INTELLECTUAL PROPERTY

7.1	Ownership. For the avoidance of doubt, all Intellectual Property rights that are owned by a Party as of the Effective Date shall remain the sole property of that Party, subject to the licenses expressly set forth in this Agreement, and no other rights are granted hereunder by implication, by estoppel, or otherwise.

7.2	Protection of Joint Inventions. The Parties will adopt and include in the Initial System Project Plan measures and procedures to safeguard the value of the Joint Inventions. The Parties may issue instructions to guide the handling of the Joint Inventions constituting trade secrets. In any event, each Party will be obligated to treat the Joint Inventions in accordance with the same degree of care such Party uses to protect its own trade secrets, but in no event less than a reasonable degree of care.

7.3	Prosecution and Maintenance. Each Party shall have the sole right to file, prosecute, maintain, register, or otherwise secure protection for all Intellectual Property solely owned by such Party, in its discretion and at its sole cost and expense using agents, attorneys and others selected by such Party.

7.4	Enforcement.

7.4.1	Except as otherwise provided herein, each Party shall have the sole right to enforce or otherwise prevent violations of all Intellectual Property solely owned by such Party, in its discretion and at its sole cost and expense using agents, attorneys and others selected by such Party. If either Party believes that any E-C Patent included in the Fundamental Process is being infringed or is being misused by a third party, such Party will promptly notify the other Party of such infringement or misuse. If, within sixty (60) days from the date such notice is received, the Parties agree that action is warranted, the Parties will cooperate in the filing and maintenance of a claim, demand, investigation, suit or other proceeding (an “Action”), as appropriate, regarding such infringement or misuse. Each of the Parties will bear its own internal costs and expenses in connection with the filing and prosecution of such Action, and out-of-pocket fees and expenses will be borne equally by the Parties. With respect to any monetary damages, profits, awards and royalties (“Recovery”) obtained by the Parties in connection with such Action, such Recovery will be allocated to the Parties as follows: firstly, out-of-pocket fees and expenses will be reimbursed to each Party, and then secondly, E-C will receive the remainder of the Recovery.

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7.4.2	If either Party declines to participate in, or the Parties are unable to agree on, the filing of an Action within the sixty (60) day period set forth in Section 7.4.1, then the other Party (the “Participating Party”) may proceed in its sole discretion and at its sole expense to file and prosecute such Action for infringement or misuse in its own name or, if required by law, jointly with the other Party and in such event the Participating Party is hereby authorized to take action in the name of the other Party as well; provided however, that if the Participating Party takes action in the name of the other Party, the Participating Party will indemnify and hold the other Party harmless from and against any and all monetary damages, fines, fees, penalties, obligations, deficiencies, losses and out-of-pocket expenses that the other Party incurs or is subject to directly as a result of such Action. The Participating Party will receive for its sole benefit any damages, profits, awards and royalties recoverable for such infringement or misuse as the result of such Action.

7.4.3	If both Parties initially agree to jointly bring any Action, either Party may elect at any time to settle or withdraw for any reason from the proceedings related to such Action; provided, however, the settling Party will not as part of any settlement grant a license in the E-C Patent that renders the Action moot without the consent of the other Party. Going forward, the continuing Party will bear all of the fees and expenses incurred for such Action and may proceed in its sole discretion to prosecute, settle (including, but not limited to, licenses granted in connection therewith) or discontinue prosecution of such Action. Any damages, profits, awards and royalties recovered or to be recovered for such Action will be apportioned between the Parties in direct proportion to the ratio of each Party’s out-of-pocket fees and expenses compared to the total out-of-pocket fees and expenses of both Parties and taking into account any benefits recovered by the non-continuing Party as the result of any settlement.

8.	MARKETING

8.1	Marketing Program. Except as otherwise expressly provided herein, D-R shall be solely responsible for marketing, commercialization, launch, sales, installation and aftermarket parts for KG2-3GEF/GOs, and D-R will use commercially reasonable efforts to do so throughout the Term. E-C may, in its discretion, also actively market and generate sales leads for the KG2-3GEF/GOs. Each Party shall be solely responsible for compensating its own sales representatives and distributors for their sales efforts in accordance with their own internal policies and out of their own funds. To the extent that D-R publicly discloses any information about any KG2-3GEF/GO provided to any Customer of D-R, such as through a press release, Internet web site, technical briefing/paper, marketing literature or brochures, or other channel, E-C may publicly disclose its participation in connection with such KG2-3GEF/GOs, including the fact that the KG2-3GEF/GO includes a Gradual Oxidizer manufactured by E-C.

8.2	Customer Referrals. Each Party shall bring to the other Party any sales leads it becomes aware of for the KG2-3GEF/GO. In the event that a Party encounters an opportunity to refer a potential customer to the other Party (regardless of whether such opportunity involves a KG2-3GEF/GO), such recommendation shall be given. Neither Party will be obligated to actively pursue and develop business for the other Party.

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8.3	Publicity. Neither Party will release any promotional materials concerning this Agreement or the collaboration between the Parties unless and until the other Party has provided written approval of such materials. E-C may affix its logo to any KG2-3GEF/GO, or D-R’s name or logo on any communication related to D-R, subject to prior approval of D-R, which shall not be unreasonably withheld, conditioned or delayed. It is understood that both D-R and E-C retain all rights in their individual trademarks or logos. The use of any joint letterhead or other material with joint logos affixed to any Work Product will not affect the Intellectual Property ownership as described in this Agreement. This Agreement does not create any license in either Party to use the trademarks, service marks, or trade names of the other Party. In the event either Party desires to use such marks in connection with this Agreement, the Parties shall negotiate a separate agreement.

9.	PROVISION OF GRADUAL OXIDIZERS

9.1	Supply Arrangement. In the event D-R accepts SSAT Deliverables pursuant to Sections 4.2 and 4.3 of this Agreement, then D-R will purchase from E-C, and E-C will sell to D-R, E-C Products for inclusion in KG2-3GEF/GO. Unless otherwise agreed in writing between D-R and E-C, D-R 195 Terms of Purchase shall be used as the guide for preferred terms and conditions on all purchase orders between D-R and E-C for the supply of E-C Products. D-R shall issue a request for quote (“Quote”) to E-C for each KG2-3GEF/GO opportunity that D-R intends to quote to the customer. Based on the Quote received, D-R may issue purchase orders (“D-R Purchase Orders”) detailing the quantity and delivery specifications for E-C Products with a lead-time to be negotiated between the Parties or set forth in a contractual commitment with a Customer, but otherwise complying the D-R Purchase Order for which E-C has issued an official order acknowledgement. Unless otherwise provided herein, within five (5) business days of receipt of a D-R Purchase Order, E-C will issue a written acknowledgment (electronically or by facsimile) to D-R; provided, however, that if E-C has good-faith questions concerning the details of the D-R Purchase Order, the acknowledgment will be sent within three (3) business days after such questions have been resolved. If E-C does not notify D-R with questions regarding the D-R Purchase Order or does not acknowledge the D-R Purchase Order, E-C will be considered to have accepted the D-R Purchase Order.

9.2	Funding Schedule for Initial Order of E-C Products. The E-C Products to be included in the Initial System shall be funded according to the schedule that will be contained in the D-R Purchase Order issued to and accepted by E-C. If D-R delays any scheduled payment under the Funding Schedule for Initial Order of E-C Products for more than ten business days, E-C shall be entitled to terminate this Agreement following a cure period of five additional business days, and D-R shall promptly pay to E-C an amount in cash equal to E-C’s financial contribution to date (both in cash and labor) to this Agreement.

9.3	Adjustments to Supplier Arrangement. It is the intent of the Parties to negotiate in good faith a worldwide right for D-R to manufacture E-C Hardware for KG2-3GEF/GO. The Parties intend to negotiate in good faith in order to enter into a Manufacturing License Agreement within 6 months of the Effective Date that (a) would permit D-R to manufacture E-C Hardware for KG2-3GEF/GOs and (b) provide D-R with copies of and use of all E-C Background Intellectual Property, Fundamental Process Technology Developments and Joint Inventions to the extent necessary to perform such manufacturing. The Parties acknowledge that any E-C Hardware manufactured and sold pursuant to the Manufacturing License Agreement would be treated as if it were purchased by D-R from E-C hereunder for purposes of determining whether any Threshold has been met.

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9.4	D-R Proposals. All D-R proposals to purchase E-C Products shall be subject to change at any time prior to D-R’s acceptance of a Customer purchase order that includes such E-C Products and shall expire at the end of the validity period stipulated in such proposal. If no such period is stipulated in a proposal, then the proposal shall expire sixty (60) days from the date of issuance.

9.5	Discontinuation of Gradual Oxidizer. Until the Parties can execute a Manufacturing License Agreement, in the event that E-C, directly or through one or more contract manufacturers, licensees or successors in interest, ceases to develop, manufacture or supply the Gradual Oxidizer technology, D-R shall have the right to acquire, subject to the Parties reaching mutually agreeable terms, a perpetual non-exclusive license (the “D-R Perpetual Manufacturing License”) to (a) manufacture E-C Hardware and (b) to acquire copies of and use all E-C Background Intellectual Property, Process Technology Developments and Joint Inventions to the extent necessary to perform such manufacturing. If the Exclusive License has previously become a perpetual license pursuant to Section 6.1.3, D-R shall not be required to make any additional payments for the D-R Perpetual Manufacturing License. If the Exclusive License has not previously become perpetual, D-R may acquire the D-R Perpetual Manufacturing License by making a payment to E-C in cash equal to (a) the difference between the number of Total Units Credited and *, multiplied by (b) the Per Unit Amount.

9.6	Discontinuation of D-R Target Gas Turbine. In the event that D-R, directly or through one or more contract manufacturers, licensees or successors in interest ceases to develop, manufacture or supply D-R Target Gas Turbines, at D-R’s option (1) E-C shall have the right to acquire, subject to the Parties reaching mutually agreeable terms, a non-exclusive perpetual license (the “E-C Perpetual Manufacturing License”) to (a) manufacture D-R Hardware and (b) to acquire copies of and use all D-R Background Intellectual Property, Gas Turbine Technology Developments and Joint Inventions to the extent necessary to perform such manufacturing or (2) D-R will manufacture a similarly suited gas turbine or turbines for the 1-4MW range that, subject to the Parties reaching mutually agreeable terms (including terms addressing appropriate cost sharing), will be integrated with E-C’s gradual oxidizer in substitution for the D-R Target Gas Turbine. EC shall not be required to make any additional payments for the E-C Perpetual Manufacturing License.

10.	TERM AND TERMINATION

10.1	Term. This Agreement shall commence on the Effective Date and shall continue until the end of the Initial Exclusive License Term, the last Extended Exclusive License Term or perpetually if the Exclusive License has become a perpetual license, unless this Agreement is earlier terminated in accordance with the provisions hereof.

10.2	Termination for Default. Except in circumstances specifically described in Sections 10.3 and 10.4, which shall control in those events, if either Party defaults in the performance of any of its material obligations under this Agreement and does not substantially cure such default, or commence a cure, within 30 days after being given written notice specifying the default, the non-defaulting Party may, by giving written notice to the defaulting Party, terminate this Agreement as of a date specified in such notice of termination, such date to be no earlier than the date of written notice of the default.

10.3	Termination by D-R. D-R will have the right to immediately terminate this Agreement upon delivery of written termination notice to E-C in the event that:

* Portions of this page have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

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10.3.1	If the Cure Period has expired and the Gradual Oxidizer failure has not been remediated in accordance with the provisions of Section 3.2;

10.3.2	In accordance with the provisions in Section 3.4;

10.3.3	In accordance with the provisions of Section 4.3;

10.3.4	In accordance with the provisions of Section 18.1;

10.3.5	In accordance with the provisions of Section 18.17; or

10.3.6	E-C, directly or through one or more contract manufacturers, licensees or successors in interest ceases development and manufacturing of Gradual Oxidizers for use in the KG2-3GEF/GOs.

10.4	Termination by E-C. E-C will have the right to immediately terminate this Agreement upon delivery of written termination notice to D-R in the event that

10.4.1	In accordance with the provisions of Section 4.3;

10.4.2	In accordance with provisions of Section 5.1.3;

10.4.3	In accordance with provisions of Section 9.2;

10.4.4	In accordance with the provisions of Section 18.1;

10.4.5	In accordance with the provisions of Section 18.17; or

10.4.6	D-R, directly or through one or more contract manufacturers, licensees or successors in interest, ceases development and manufacturing of D-R Target Gas Turbines for use in the KG2-3GEF/GOs.

10.5	Effect of Termination; Survival. Following termination of this Agreement, E-C will fulfill and DR will make payments in accordance with all D-R Purchase Orders that were accepted prior to the non-terminating Party’s receipt of written notice of termination. If this Agreement is terminated by D-R prior to the Completed Test, D-R shall be entitled to promptly redeem the D-R Backstop Security in full plus (i) the sum of Installment Payments previously paid plus (ii) any out-of-pocket expenses incurred by D-R in support of the development of KG2-3GEF/GO through the termination date. If E-C does not promptly pay the amounts set forth in (i) and (ii) above, D-R shall be entitled to promptly redeem the Fundamental Process Security in order to recoup such amounts. If this Agreement is terminated by D-R after the Completed Test, D-R shall be entitled to promptly redeem the D-R Backstop Security in full but shall have no claim against the Fundamental Process Security. Notwithstanding the termination of this Agreement, those provisions that, by their nature, are intended to survive termination shall so survive termination, including without limitation, Sections 1, 3.6, 6, 7, 11, 12, 13, 14, 15 and 18.

10.6	The various licenses granted by the Parties under this Agreement shall terminate upon termination of this Agreement or survive such a termination in accordance with the parameters set forth on Annex G.

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11.	INDEMNIFICATION

11.1	Indemnification by D-R. D-R agrees to, at its own expense, protect, defend, hold harmless and indemnify E-C, its successors and assigns and their respective directors, officers, employees, agents, contractors, customers and Affiliates (collectively, the “E-C Indemnitees”) from and against any and all claims, proceedings and lawsuits brought by third parties for any and all losses, damages, liabilities, penalties, fines, forfeitures, attorneys’ fees, costs, and expenses of any kind and nature whatsoever (“Damages”), alleging that any of D-R’s Intellectual Property incorporated into D-R Products infringes upon or misappropriates any Intellectual Property of others; provided that (i) E-C promptly notifies D-R in writing of any such claim and (ii) D-R is given the opportunity to settle or defend such claim or make changes to the accused D-R Products for the purpose of avoiding infringement.

11.2	Indemnification by E-C. E-C agrees to, at its own expense, protect, defend, hold harmless and indemnify D-R Indemnitees from and against any and all claims, proceedings and lawsuits brought by third parties for Damages alleging that any of E-C’s Intellectual Property incorporated into E-C Products infringes upon or misappropriates any Intellectual Property of others; provided that (i) D-R promptly notifies E-C in writing of any such claim and (ii) E-C is given the opportunity to settle or defend such claim or make changes to the accused E-C Products for the purpose of avoiding infringement. Notwithstanding the foregoing, E-C shall have no obligation with respect to allegations arising out of any modification of any E-C Products by D-R that is not authorized by E-C or this Agreement.

11.3	Remedies. If an injunction, decree or judgment is entered providing that either Party may not use any of the E-C Products or D-R Products or any component or portion of a completed version of the KG2-3GEF/GO (collectively, “Enjoined Technology”) in the manner contemplated by this Agreement without violating the Intellectual Property rights of a third party, the Party responsible for the development of the Enjoined Technology shall, at its sole option and expense, either (i) procure for the other Party the right to use the Enjoined Technology as furnished hereunder, or (ii) replace or modify the Enjoined Technology to make the same non-infringing. If the Party elects to replace or modify the Enjoined Technology, such replacement shall undergo timely Acceptance Testing and review as set forth in Section 4 of this Agreement.

11.4	Indemnification Exclusive. The foregoing indemnification provisions are the sole and exclusive remedy for any third-party claim of Intellectual Property infringement, misappropriation or violation.

11.5	Indemnification for Acts or Omissions. Each Party agrees to, at its own expense, protect, defend, hold harmless and indemnify the other Party, its successors and assigns, and its respective directors, officers, employees, agents, contractors, customers and Affiliates, from and against any and all claims, proceedings and lawsuits brought by third parties for Damages against the Party for injury to persons (including libel, slander or death) or loss or damage to tangible or intangible property to the extent it results from any grossly negligent, willful or fraudulent act or omission of the Party under this Agreement.

11.6	Conduct of Personnel. Each Party covenants that it has used and will use reasonable efforts to obligate those employees, agents or contractors of such Party involved in activities pursuant to this Agreement, to assign Inventions to the respective Party, consistent with the obligations of such Party hereunder with respect to Inventions. Personnel of a Party visiting the premises of the other Party shall observe and act in accordance with any and all work, security, health and safety standards as may be formulated by the host Party in accordance with and subject to statutory or other governmental administrative requirements. Each Party shall be responsible for its employees and contractors when they are visiting the premises of the other Party.

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12.	THIRD PARTY CLAIMS

12.1	Notice of Third Party Claims. If a Party (“Indemnified Party”) receives notice of the assertion by any third party of any claim or of the commencement by any such third party of any action under Sections 3.1, 7.4.2, 11 or 18.17.1, any such action being referred to herein as an (“Indemnifiable Claim”), then such Party shall promptly notify the indemnifying party (“Indemnifying Party”) in writing (the “Claim Notice”) of the Indemnifiable Claim; provided, that the Indemnifying Party is not obligated to indemnify and defend the Indemnified Party with respect to an Indemnifiable Claim (or portions of an Indemnifiable Claim) if the Indemnified Party fails to promptly send the Claim Notice to the Indemnifying Party and fails to provide reasonable cooperation and information to defend or settle the Indemnifiable Claim, if, and only to the extent that, the failure to provide such Claim Notice materially prejudices the Indemnifying Party’s ability to satisfactorily defend or settle the Indemnifiable Claim.

12.2	Right to Defend. The Indemnifying Party will retain the right, at its option, to defend or settle, at its own expense and with its own counsel, the Indemnifiable Claim. The Indemnified Party will have the right, at its option, to participate in the defense or settlement of the Indemnifiable Claim, with its own counsel and at its own expense, but the Indemnifying Party will have the right to control the defense or settlement. The Indemnifying Party will not enter into any settlement that imposes any liability or obligation on the Indemnified Party without the Indemnified Party’s prior written consent. The Parties will cooperate in the defense or settlement of the Indemnifiable Claim and give each other full access to all necessary information.

12.3	Other Rights of Indemnified Party. If the Indemnifying Party (i) fails to notify the Indemnified Party of the Indemnifying Party’s intent to take any action within thirty (30) days after receipt of the Claim Notice from the Indemnified Party or (ii) fails to proceed in good faith with the prompt resolution of the Indemnifiable Claim, the Indemnified Party, with prior written notice to the Indemnifying Party and without waiving any rights to indemnification, may defend or settle the Indemnifiable Claim without the prior written consent of the Indemnifying Party. The Indemnifying Party will reimburse the Indemnified Party on demand for all Damages incurred by the Indemnified Party in defending or settling the Indemnifiable Claim.

13.	LIMITATION OF LIABILITY

EXCEPT AS EXPRESSLY SET FORTH HEREIN, NEITHER PARTY NOR ITS AFFILIATES SHALL BE LIABLE TO THE OTHER PARTY FOR ANY CONSEQUENTIAL, INDIRECT, EXEMPLARY, SPECIAL, PUNITIVE OR INCIDENTAL DAMAGES OR LOST PROFITS, WHETHER FORESEEABLE OR UNFORESEEABLE, EVEN IF SUCH PARTY HAS PREVIOUSLY BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, ARISING OUT OF BREACH OR FAILURE OF EXPRESS OR IMPLIED WARRANTY, BREACH OF CONTRACT, MISREPRESENTATION, NEGLIGENCE, STRICT LIABILITY IN TORT OR OTHERWISE FROM DAMAGES ARISING UNDER THIS AGREEMENT.

THE REMEDIES OF EACH PARTY SET FORTH HEREIN ARE EXCLUSIVE AS STATED AND, IN ANY EVENT, EXCEPT AS SET FORTH IN SECTIONS 3.1, 3.2, 3.4 AND 11, THE TOTAL AGGREGATE LIABILITY OF EITHER PARTY WITH RESPECT TO ANY CLAIMS UNDER THIS AGREEMENT OR REGARDING THE EQUIPMENT, SERVICES, WORK, SPARE OR REPLACEMENT PARTS AND SERVICES INCIDENTAL THERETO AS FURNISHED HEREUNDER, WHETHER BASED IN CONTRACT, INDEMNITY, TORT, STRICT LIABILITY, OR OTHERWISE, SHALL NOT EXCEED THE TOTAL CONTRACT PRICE PAID FOR THE EQUIPMENT, SERVICES, WORK, SPARE OR REPLACEMENT PARTS AND SERVICES UPON WHICH ANY SUCH CLAIM IS BASED. THE OBLIGATIONS OF THE PARTIES UNDER SECTIONS 3.1, 3.2, 3.4 AND 11 SHALL NOT BE LIMITED BY THE IMMEDIATELY FOREGOING SENTENCE OR BY SPECIFIC EXCEPTIONS TO THE CONTRARY INCLUDED IN BINDING AGREEMENTS WITH CUSTOMERS.

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14.	WARRANTIES ON PRODUCTS SOLD; TERMS OF CONTRACTS

14.1	E-C Warranties. D-R shall be prime on Customer contracts as far as the overall warranty and other commercial conditions to the Customer are concerned and be the sole project and service provider and interface with the Customer. E-C shall be responsible for warranty, service, and after-sales technical assistance for all portions of the KG2-3GEF/GOs that comprise E-C Products. E-C shall have the right to provide its formal pricing and commercial conditions on a project by project basis, and these prices and conditions, if acceptable to both D-R and the Customer, will form part of D-R’s overall proposal and contract with D-R’s Customers.

14.2	D-R Warranties. D-R shall be responsible for warranty, service, and after-sales technical assistance for all portions of KG2-3GEF/GOs that comprise D-R Products.

14.3	Terms. The work performed by D-R and E-C under this Agreement shall be governed by D-R100 Terms and Conditions for Sale with regard to D-R sales made to Customers and D-R195 Terms and Conditions for Purchase with regard to D-R’s purchases from E-C, both of which forms are attached hereto as Annex C.

15.	CONFIDENTIAL INFORMATION

15.1	Confidential Information. Neither D-R nor E-C has any intention pursuant to this Agreement of developing Intellectual Property that falls within each other’s proprietary space, and each agrees to limit disclosures of Confidential Information strictly to that which is necessary to achieve the purpose of this Agreement. Subject to Section 15.2, “Confidential Information” means confidential business information, including research and development, formulae, compositions, processes, techniques, methodologies, technical information, designs, industrial models, manufacturing, engineering and technical drawings, specifications, research records, records of inventions, test information, customer and supplier lists, customer data, pricing and cost information, and business and marketing plans and proposals, all proprietary, non-public information that has commercial value or other utility in a Party’s business, or the unauthorized disclosure of which could be detrimental to the Party’s interests, including the terms and conditions of this Agreement (but not its mere existence) and any other information exchanged between the Parties pursuant hereto, if any, provided by one Party (a “Disclosing Party”) to the other Party (a “Receiving Party”) in any form, and all copies thereof made, in whole or in part, by the Receiving Party in any form. Each Party shall be deemed a Receiving Party to the terms and conditions of this Agreement. Notwithstanding the foregoing, (a) to the extent to which any Fundamental Process Technology Developments are first disclosed by a representative of D-R or its Affiliate to a representative of E-C or its Affiliate, such things are the Confidential Information of E-C and (b) to the extent to which any Gas Turbine Technology Developments are first disclosed by a representative of E-C or its Affiliate to a representative of D-R or its Affiliate, such things are the Confidential Information of D-R and clauses (i) and (ii) of Section 15.2 shall not apply to Fundamental Process Technology Developments and Gas Turbine Technology Developments.

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15.2	Not Confidential Information. Confidential Information shall not include, and the duties and obligations of this Section 15 shall not apply to, information for which the receiving Party can demonstrate through documentary evidence: (i) was known to the Receiving Party at the time of disclosure in its fully consolidated form as disclosed under this Agreement and without any obligation of confidentiality; (ii) can be shown by corroborated records to have been independently developed by the Receiving Party without breach of this Agreement or reference to or use of the Confidential Information disclosed by the Disclosing Party; (iii) is or becomes part of the public domain through no wrongful act of the Receiving Party, its Affiliates or their respective representatives; (iv) is rightfully received from a third party without restriction on disclosure; or (v) is approved for release upon prior written consent of the Disclosing Party.

15.3	Restrictions on Use and Disclosure. The Receiving Party shall not use the Confidential Information of the Disclosing Party for any purpose other than to exercise the rights conveyed to it and to perform its obligations under this Agreement. The Receiving Party also shall not disclose the Confidential Information of the Disclosing Party to any third party, except to its Affiliates and their and the Receiving Party’s respective employees, contractors and consultants. The Receiving Party and such third parties to whom disclosure is permitted shall only disclose such Confidential Information to their employees, contractors, and consultants who have a need to know such information to exercise the rights conveyed or to perform the obligations under this Agreement and who have first agreed to restrictions regarding use and disclosure at least as protective of the Disclosing Party as those set forth in this Agreement. The Receiving Party shall, and shall cause all others to whom it discloses the Confidential Information of the Disclosing Party, to take reasonable security measures and use reasonable care to preserve and protect the secrecy of the Disclosing Party’s Confidential Information. E-C may not use the existence of this Agreement or the content of this Agreement in efforts to solicit, negotiate or reach an agreement with an original equipment manufacturer that could be deemed a competitor of D-R.

15.4	Certain Permitted Disclosures. Notwithstanding Section 15.3, a Receiving Party may disclose the Confidential Information of the other Party to the limited extent that such disclosure (i) is inherent in products sold or otherwise disposed of by the Party or its Affiliates in accordance with this Agreement and subject to reasonable commercial terms regarding preservation of confidentiality of that material, (ii) to parties assisting such Party in evaluating the potential market for products to be developed under this Agreement, subject to reasonable commercial terms regarding preservation of confidentiality of that material or (iii) is otherwise strictly necessary in connection with the exercise of any of the rights licensed to it under this Agreement.

15.5	Further Permitted Disclosures. Notwithstanding Section 15.3, either Party may disclose the Confidential Information of the other Party to: (i) Governmental Bodies in order to respond to inquiries, requests or investigations relating to this Agreement, provided, however, that such Party shall provide the Disclosing Party notice of its intent to disclose that information so that the Disclosing Party may seek protective orders and the like; (ii) in connection with prosecuting or defending litigation as permitted by this Agreement, provided, however, that such Party shall use reasonable efforts to limit the dissemination of such information, including by use of protective orders and the like, as such Party would use for its own similar types of confidential information; (iii) in connection with the resolution of disputes under this Agreement, provided, however, that such Party shall use reasonable efforts to limit the dissemination of such information, including by use of protective orders and the like, as such Party would use for its own similar types of confidential information; (iv) in connection with filings required by security and tax regulations and the rules and regulations of any securities exchanges upon which a Party’s or its Affiliate’s securities are traded, provided, however, that such Party shall use reasonable efforts to limit the dissemination of such information, including by use of protective orders and the like, as such Party would use for its own similar types of confidential information; (v) to a Party’s actual and potential lenders, private investors, bankers, accountants, and lawyers who are subject to an obligation of confidentiality prohibiting further disclosure of the information; and (vi) to a Party’s actual and bona fide potential assignees or transferees permitted in accordance with Section 18.12 subject to an obligation of confidentiality prohibiting further disclosure of the information.

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15.6	Survival. The obligations of this Section 15 will survive any termination or expiration of this Agreement for, with respect to all Confidential Information, at least five (5) years, and for trade secrets within the Confidential Information, as long as such trade secrets remain a trade secret under applicable law.

15.7	Return/Destruction of Information. Upon request after termination of this Agreement by a Party for return of the Confidential Information of such Party, the other Party shall, within sixty (60) business days of the request, use commercially reasonable efforts to either return or destroy all written or tangible material containing or reflecting Confidential Information of the requesting Party (whether prepared by the requesting Party or otherwise), without retaining any copies, summaries, analyses, or abstracts thereof, except that each Party’s independent outside counsel may retain one copy for attorney’s eyes only. An authorized individual of the Receiving Party shall confirm in writing Receiving Party’s compliance with this Section within sixty (60) business days after the other Party’s request for the return or destruction of Confidential Information.

16.	REPRESENTATIONS AND WARRANTIES

16.1	Authority. Each Party represents and warrants that the individuals signing this Agreement have full authority to execute this Agreement for, and on behalf of, and to bind the Parties, and that, when signed, this Agreement will be binding and enforceable according to its terms.

16.2	No Conflicts. Each Party represents and warrants that neither it, nor any of its Affiliates, will enter into any other agreement or understanding in conflict with the provisions contained in this Agreement.

16.3	Financial Status. E-C represents and warrants that it has sufficient financial resources to fully and timely perform its obligations to develop and manufacture Gradual Oxidizers for the KG2-3GEF/GO under the terms of this Agreement.

16.4	Right and Title.

16.4.1	E-C represents and warrants to D-R that: (i) E-C has the right to grant the license in the E-C Intellectual Property upon the terms and conditions set forth in this Agreement; (ii) E-C has not granted and will not grant any licenses or rights under the E-C Intellectual Property that would conflict with the licenses and rights granted to D-R hereunder; (iii) except as set forth on Annex I, there are no liens, pledges, deed of trusts, security interests, claims, leases, charges, options, rights of first refusal, easements, servitudes, proxies, voting trusts or agreements, transfer restrictions under any equity holder, conveyances, mortgages, assignments, encumbrances, or other obligations affecting the E-C Intellectual Property; and (iv) E-C’s disclosure or transfer of possession of any Confidential Information to D-R will not infringe any copyright or misappropriate any trade secrets of any third party.

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16.4.2	D-R represents and warrants to E-C that: (i) D-R has the right to grant the license in the Intellectual Property of D-R and its Affiliates upon the terms and conditions set forth in this Agreement; (ii) D-R has not granted and will not grant any licenses or rights under the Intellectual Property of D-R and its Affiliates that would conflict with the licenses and rights granted to E-C hereunder; (iii) there are no liens, pledges, deed of trusts, security interests, claims, leases, charges, options, rights of first refusal, easements, servitudes, proxies, voting trusts or agreements, transfer restrictions under any equity holder, conveyances, mortgages, assignments, encumbrances, or other obligations that would prevent or impair the full and complete exercise of the terms of this Agreement; and (iv) D-R’s disclosure or transfer of possession of any copies of any Confidential Information to E-C will not infringe any copyright or misappropriate any trade secrets of any third party.

16.5	Noninfringement. E-C represents and warrants that, as of the Effective Date, it has not received any notice that any of the E-C Intellectual Property or the use thereof, misappropriates, infringes, constitutes an unauthorized use of, or dilutes any Intellectual Property rights (including any copyrights, patents, trade secrets or trademarks) of any third party.

16.6	DISCLAIMER. EXCEPT AS OTHERWISE EXPRESSLY STATED IN SECTION 3 AND SECTIONS 16.1 THROUGH 16.5, NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY OF ANY KIND WITH RESPECT TO ANY INTELLECTUAL PROPERTY OR ANY OTHER SUBJECT MATTER UNDER THIS AGREEMENT. EXCEPT AS OTHERWISE EXPRESSLY STATED IN SECTION 3 AND SECTIONS 16.1 THROUGH 16.5, EACH PARTY DISCLAIMS ALL SUCH OTHER REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR AGAINST INFRINGEMENT.

17.	INDEPENDENT CONTRACTOR

17.1	Status. The Parties are and shall remain independent contractors with respect to all performances rendered pursuant to this Agreement. Further, neither Party nor any employee or agent of either Party shall be considered an employee, agent or representative of the other Party for any purpose. Neither Party, nor its employees, shall have any authority to act for, bind or otherwise create or assume any obligation on behalf of the other Party for any purpose, nor shall it or they hold itself or themselves out as having such authority. Each Party shall be responsible for its actions and the actions of its personnel in rendering performance pursuant to this Agreement, and shall be solely responsible for supervising, providing daily direction and control, paying the salaries (including withholding of income taxes and social security), worker’s compensation, disability benefits and the like of its personnel.

17.2	No Joint Venture. Nothing contained in this Agreement shall be deemed or construed as creating a joint venture or partnership between D-R and E-C. The Parties agree that they will not by their conduct form such a joint venture or partnership and that they will not be deemed to be partners or joint venturers unless they agree in writing that they are such. Neither Party is by virtue of this Agreement authorized as an agent, employee or legal representative of the other. Neither Party shall have power to control the activities and operations of the other and their status is, and at all times shall continue to be, that of independent contractors. Neither Party shall have any power or authority to bind or commit the other.

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18.	MISCELLANEOUS

18.1	Force Majeure. Either Party shall be excused from delays in performing or from its failure to perform hereunder to the extent that such delays or failures result from causes beyond the reasonable control of such Party; provided that, in order to be excused from delay or failure to perform, such Party must act diligently to remedy the cause of such delay or failure. Notwithstanding the foregoing, if either Party’s performance is delayed by more than ninety (90) calendar days for any reason, the other Party shall have the right to terminate this Agreement without any further liability to the non-performing Party, except for fulfillment of obligations previously incurred under this Agreement (e.g., outstanding purchase orders, shipments and payment of invoices).

18.2	Construction. Unless the context requires otherwise: (a) the gender (or lack of gender) of all words used in this Agreement includes the masculine, feminine, and neuter; (b) the term “include” or “includes” means “includes, without limitation,” and “including” means “including, without limitation”; (c) references to laws refer to such laws as they may be amended from time to time, and references to particular provisions of a law include any corresponding provisions of any succeeding law; and (d) references to money or $ refer to legal currency of the United States of America.

18.3	Specific Performance. Each Party acknowledges and agrees that a breach of Section 7.2 and Section 15 of this Agreement would cause irreparable damage to the other Party and that the non-breaching Party will not have an adequate remedy at law. Therefore, the obligations of E-C and D-R under this Agreement in Sections 7.2 and Section 15 shall be enforceable by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which any Party may have under this Agreement or otherwise.

18.4	Multiple Counterparts. This Agreement may be executed in two counterparts, both of which taken together shall constitute one single Agreement between the Parties.

18.5	Section and Schedule Headings. The section and subsection headings used herein are for reference and convenience only, and shall not enter into the interpretation hereof. The schedules referred to herein and attached hereto, or to be attached hereto, are incorporated herein to the same extent as if set forth in full herein.

18.6	Required Approvals. Where agreement, approval, acceptance, or consent by either Party is required by any provision of this Agreement, such action shall not be unreasonably delayed, conditioned or withheld.

18.7	No Waiver. No delay or omission by either Party hereto to exercise any right or power arising upon any noncompliance or default by the other Party with respect to any of the terms of this Agreement shall impair any such right or power or be construed to be a waiver thereof. A waiver by either of the Parties hereto of any of the covenants, conditions, or agreements to be performed by the other shall not be construed to be a waiver of any succeeding breach thereof or of any other covenant, condition, or agreement herein contained. Unless stated otherwise, all remedies provided for in this Agreement shall be cumulative and in addition to and not in lieu of any other remedies available to either Party at law, in equity, or otherwise.

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18.8	Governing Law. This Agreement and the License shall be construed as to both validity and performance and enforced in accordance with the laws of the State of New York, without giving reference to its principles of conflicts of law.

18.9	Entire Agreement; Amendment. Other than the currently existing Original Equipment Packaging Agreement between D-R and E-C (FKA Flex Power Generation, Inc.), which shall remain in full force and effect, this Agreement and the Schedules annexed hereto constitute the entire agreement between the Parties and specifically supersede all previous agreements, oral or written, regarding the subject matter hereof. No amendment, waiver, or discharge hereof shall be valid unless it is executed by the Party against whom such amendment, waiver, or discharge is sought to be enforced.

18.10	Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any law or public policy, all other terms or provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

18.11	Notices. Any notices to be given hereunder by either Party to the other shall be in writing on paper and be delivered either by personal delivery (including delivery by Federal Express or similar reputable overnight courier) or by mail, registered or certified, postage prepaid with return receipt requested. Mailed notices shall be addressed to the Parties at the addresses appearing in this Section of this Agreement, but each Party may change such address by written notice in accordance with this paragraph. Notices delivered personally, including via overnight courier, shall be deemed communicated as of actual receipt. Notices forwarded via the United States mail shall be deemed communicated as of five (5) days after mailing.

If to E-C, to:

ENER-CORE POWER, INC.

9400 Toledo Way

Irvine, CA 92618

Attn:    Alain Castro, Chief Executive Officer

     Boris Maslov, President and Chief Technology Officer

with a copy, which shall not constitute notice, to:

McDermott Will & Emery LLP

4 Park Plaza, Suite 1700

Irvine, CA 92614

Attention:

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If to D-R, to:

DRESSER-RAND COMPANY

Paul Clark Drive

Olean, New York 14760

Attention: David J. Grenell, Assistant General Counsel

with a copy, which shall not constitute notice, to:

Haynes and Boone, LLP

1221 McKinney Street, Suite 2100

Houston, Texas 77010

Attention: Bill Nelson

18.12	Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Except as provided herein, neither Party shall assign or delegate this Agreement in whole or in part, or any of the licenses, rights, covenants, or duties under this Agreement, by agreement, merger, reorganization, sale of assets, operation of law or otherwise, including in connection with the insolvency or bankruptcy of the Party, without the prior written consent of the other Party. Notwithstanding the foregoing, either Party may (i) assign or otherwise transfer this Agreement in its entirety to (a) an acquirer of all or substantially all of the assets of a Party’s business to which this Agreement relates or (b) the surviving entity in any merger, consolidation, equity exchange, reorganization or other change of control transaction involving such Party.

18.13	Bankruptcy. The Parties acknowledge and agree that the E-C Intellectual Property is “intellectual property” as defined in Section 101(35A) of the United States Bankruptcy Code (the “Code”), as the same may be amended from time to time, that has been licensed hereunder in a contemporaneous exchange for value. E-C acknowledges that if E-C, as a debtor in possession or a trustee in bankruptcy in a case under the Code, rejects this Agreement, D-R may elect to retain its rights under this Agreement as provided in Section 365(n) of the Code. Upon written request from D-R to E-C or the bankruptcy trustee of E-C’s election to proceed under section 365(n), E-C or the bankruptcy trustee shall comply in all respects with 365(n), including, without limitation, by not interfering with the rights of D-R as provided by this Agreement.

18.14	Costs and Expenses. The Parties shall each be responsible for all of their own expenses (including legal, accounting, investment banking and financial advisory fees and expenses) incident to the negotiation, documentation and consummation of this Agreement.

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18.15	Dispute Resolution.

18.15.1	In the event of any continuing dispute between the Parties relating to this Agreement which has not been resolved after reasonable attempts by either Party to do so, including without limitation any continuing dispute relating to the interpretation of any provision of this Agreement, the performance or non-performance by either Party hereunder, or the amount of any disputed consideration arising hereunder, then, upon the written request of either Party, each of the Parties will appoint a designated executive management representative, whose task it will be to meet for the purpose of endeavoring to resolve such dispute. The designated representatives shall meet as often as the Parties reasonably deem necessary in order to gather and furnish to the other all information with respect to the matter in issue which the Parties believe to be appropriate and germane in connection with its resolution. Such representatives shall discuss the problem and negotiate in good faith in an effort to resolve the dispute without the necessity of any formal proceeding relating thereto. During the course of such negotiation, all reasonable requests made by one Party to the other for information will be honored in order that each of the Parties may be fully advised in the premises of the dispute. The specific format for such discussions will be left to the discretion of the designated representatives but may include the preparation of agreed upon statements of fact or written statements of position furnished to the other Party. Formal proceedings for the resolution of such dispute pursuant to Section 18.15.2 hereof may not be commenced until the earlier to occur of (i) the designated representatives concluding in good faith that amicable resolution through continued negotiation of the matter in issue does not appear likely, or (ii) thirty (30) days after the initial request to negotiate such dispute. The Parties hereby waive the expiration of any applicable statute of limitations during such thirty (30) day period and for the thirty (30) days next following. Except where clearly prevented by the area in dispute, both Parties agree to continue performing their respective obligations under this Agreement while the dispute is being resolved unless and until this Agreement expires or is terminated. The provisions of this Section 18.15.1 shall not apply to any actions of the Parties for equitable relief.

18.15.2	Arbitration of Disputes. Any claim or controversy arising out of or relating to this Agreement, or the breach thereof, including any anticipated breach or disagreement as to interpretation of this Agreement, which is not resolved pursuant to Section 18.15.1 hereof, shall be settled by arbitration as follows:

(a)	No arbitration governed by this Section 18.15.2 may be commenced until thirty (30) days after the Party wishing to commence an arbitration proceeding shall have given the other Party written notice describing the dispute to be arbitrated. During that thirty (30) days the Parties shall attempt to resolve the dispute amicably by negotiation. A written request by either Party to resolve a dispute pursuant to Section 18.15.1 hereof shall constitute notice of a dispute for purposes of this Section 18.15.2 (a).

(b)

Except as provided below and to the extent the Parties may otherwise agree in writing, any arbitration under this Section 18.15.2 (the “Arbitration”) shall be conducted in accordance with the rules of the American Arbitration Association (the “AAA Rules”) by three arbitrators, none of whom shall be a current or former officer, Manager, or employee of any Party hereto or its Affiliates, selected as provided in the AAA Rules.

(c)	The Arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. § 1 et seq., and judgment upon the award rendered by the arbitrators may be entered by any court of competent jurisdiction.

(d)	The Arbitration shall take place in New York, New York. The arbitrators may hold individual hearings at any location they deem appropriate.

(e)	The arbitrators shall hold a pre-hearing conference as promptly as possible after the selection of the arbitrators and shall hold the first hearing within thirty (30) days after the selection of the arbitrators. If additional hearings are needed, they shall be held as promptly as possible thereafter, so that all hearings that may be required are concluded within ninety (90) days after the selection of the arbitrators. The arbitrators shall render their award within thirty (30) days after the last hearing.

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(f)	The Parties may by written notice to each other and the arbitrators freely specify further controversies or claims to be arbitrated up until the date of the pre-hearing conference. Thereafter, additional controversies or claims may be added only with the consent of the arbitrators.

(g)	The arbitrators may make interim awards and may award equitable and declaratory relief.

(h)	The costs and expenses of the Arbitration (including reasonable attorneys’ fees) shall be borne equally between the Parties.

(j)	The arbitrators shall not consider, nor shall any award include amounts for, punitive, exemplary, or consequential damages.

(j)	It shall not be inconsistent with this Section 18.15.2 for either Party to seek from any court of competent jurisdiction interim relief in aid of arbitration or to protect the rights of either Party pending the establishment of the arbitral tribunal.

18.16	Export Control. If either Party determines that any information, technology or data that is to be transferred, shared or contributed (collectively a “Transfer”) pursuant to this Agreement is subject to export control restrictions under the U.S. Export Administration Regulations, the International Traffic in Arms Regulations or any other U.S. law or regulation, such Party may withhold such information, technology or data from Transfer without being in violation of this Agreement. In the event of such restrictions, transferring-Party will take reasonable steps to obtain an export license to permit the Transfer, so long as such Transfer would not violate any transferring-Party policy.

18.17	FCPA.

18.17.1	Each Party warrants that it and its Affiliates have not made, offered, or authorized and will not make, offer, or authorize with respect to the matters which are the subject of this Agreement, any payment, gift, promise or other advantage, whether directly or through any other person or entity, to or for the use or benefit of any public official (i.e., any person holding a legislative, administrative or judicial office, including any person employed by or acting on behalf of a public agency, a public enterprise or a public international organization) or any political party or political party official or candidate for office, where such payment, gift, promise or advantage would violate the applicable laws of the United States of America or of any other country in which the Parties are together in business. Each Party shall defend, indemnify and hold the other Party harmless from and against any and all claims, damages, losses, penalties, costs and expenses arising from or related to, any breach by such first Party of such warranty. Such indemnity obligation shall survive termination or expiration of this Agreement. Each Party shall in good time (i) respond in reasonable detail to any notice from any other Party reasonably connected with the above-stated warranty; and (ii) furnish applicable documentary support for such response upon request from such other Party.

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18.17.2	Each Party agrees to (i) maintain adequate internal controls; (ii) properly record and report all transactions; and (iii) comply with the laws referred to in Section 18.17.1 above. Each Party must rely on the other Party’s system of internal controls and on the adequacy of full disclosure of the facts, and of financial and other data provided under this Agreement. No Party is in any way authorized to take any action on behalf of the other Party that would result in an inadequate or inaccurate recording and reporting of assets, liabilities or any other transaction, or which would put such Party in violation of its obligations under the laws applicable to this Agreement. Each Party, at its own expense and upon providing reasonable notice to the other Party, shall have the right to audit the books and records of the other Party to the extent necessary to verify compliance with the provisions of this Section.

18.17.3	In the event of a breach of this Section of the Agreement, the non-breaching Party may terminate this Agreement immediately without any further liability or obligation.

18.18	Non-Solicitation. During the term of this Agreement, and upon termination of this Agreement for any reason (including the expiration of the term hereof or any extension thereof) then for the period of twelve (12) months after such termination, neither Party shall directly or indirectly, solicit or attempt to employ, any employees of the other Party, except as mutually agreed by the Parties.

18.19	Time is of the Essence. Time shall be of the essence with respect to all time periods and notice periods set forth in this Agreement.

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IN WITNESS THEREOF, E-C and D-R have caused this Agreement to be signed and delivered by their duly authorized officers, all as of the date first hereinabove written.

ENER-CORE POWER, INC.

By:

Name:

Title:

Date:

DRESSER-RAND COMPANY

By:

Name:

Title:

Date:

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ANNEX A: Initial System Project Plan

[Attached]

*

* Portions of this page have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

38

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 *

* Portions of this page have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

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ANNEX B: Performance Specifications for Gradual Oxidizer

*

* Portions of this page have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

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ANNEX C: D-R Terms of Sale (DR100) and Terms of Purchase (DR195)

[Attached]

41

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DRESSER-RAND COMPANY (D-R)

TERMS AND CONDITIONS OF SALE FOR EQUIPMENT, PARTS, FIELD SERVICES AND REPAIRS
“D-R100 Terms and Conditions” - Effective February 1, 2013

*

* Portions of this page have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

42

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DRESSER-RAND COMPANY (D-R)

TERMS AND CONDITIONS OF SALE FOR EQUIPMENT, PARTS, FIELD SERVICES AND REPAIRS
“D-R100 Terms and Conditions” - Effective February 1, 2013

*

* Portions of this page have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

43

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DRESSER-RAND COMPANY (D-R)

TERMS AND CONDITIONS OF SALE FOR EQUIPMENT, PARTS, FIELD SERVICES AND REPAIRS
“D-R100 Terms and Conditions” - Effective February 1, 2013

*

* Portions of this page have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

44

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DRESSER-RAND COMPANY (D-R)

TERMS AND CONDITIONS OF SALE FOR EQUIPMENT, PARTS, FIELD SERVICES AND REPAIRS
“D-R100 Terms and Conditions” - Effective February 1, 2013

*

* Portions of this page have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

45

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DRESSER-RAND COMPANY (D-R)

TERMS AND CONDITIONS OF SALE FOR EQUIPMENT, PARTS, FIELD SERVICES AND REPAIRS
“D-R100 Terms and Conditions” - Effective February 1, 2013

*

* Portions of this page have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

46

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DRESSER-RAND COMPANY (D-R)

TERMS AND CONDITIONS OF SALE FOR EQUIPMENT, PARTS, FIELD SERVICES AND REPAIRS
“D-R100 Terms and Conditions” - Effective February 1, 2013

*

* Portions of this page have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

47

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DRESSER-RAND COMPANY (D-R)

TERMS AND CONDITIONS OF SALE FOR EQUIPMENT, PARTS, FIELD SERVICES AND REPAIRS
“D-R100 Terms and Conditions” - Effective February 1, 2013

*

* Portions of this page have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

48

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DRESSER-RAND COMPANY

TERMS AND CONDITIONS OF PURCHASE

D-R195 Terms and Conditions –USA - Effective October 18, 2014

 *

* Portions of this page have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

49

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DRESSER-RAND COMPANY

TERMS AND CONDITIONS OF PURCHASE

D-R195 Terms and Conditions –USA - Effective October 18, 2014

 *

* Portions of this page have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

50

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DRESSER-RAND COMPANY

TERMS AND CONDITIONS OF PURCHASE

D-R195 Terms and Conditions –USA - Effective October 18, 2014

 *

* Portions of this page have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

51

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DRESSER-RAND COMPANY

TERMS AND CONDITIONS OF PURCHASE

D-R195 Terms and Conditions –USA - Effective October 18, 2014

 *

* Portions of this page have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

52

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DRESSER-RAND COMPANY

TERMS AND CONDITIONS OF PURCHASE

D-R195 Terms and Conditions –USA - Effective October 18, 2014

 *

* Portions of this page have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

53

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DRESSER-RAND COMPANY

TERMS AND CONDITIONS OF PURCHASE

D-R195 Terms and Conditions –USA - Effective October 18, 2014

 *

* Portions of this page have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

54

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DRESSER-RAND COMPANY

TERMS AND CONDITIONS OF PURCHASE

D-R195 Terms and Conditions –USA - Effective October 18, 2014

 *

* Portions of this page have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

55

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DRESSER-RAND COMPANY

TERMS AND CONDITIONS OF PURCHASE

D-R195 Terms and Conditions –USA - Effective October 18, 2014

 *

* Portions of this page have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

56

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DRESSER-RAND COMPANY

TERMS AND CONDITIONS OF PURCHASE

D-R195 Terms and Conditions –USA - Effective October 18, 2014

 *

* Portions of this page have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

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ANNEX D: Joint Oversight Team

From E-C:

1.     *

2.      *

3.     *

From D-R:

1.     *

2.      *

3.     *

4.     *

* Portions of this page have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

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Annex E: Code of Business Conduct
[Attached]

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CONFIDENTIAL TREATMENT REQUESTED

2
Code of Conduct

Letter from the President and Chief Executive Officer

Dear Colleague:

The Dresser-Rand Code of Conduct (the "Code") is about the combined values and standards of behavior that make Dresser-Rand a trusted and respected global organization. We are involved in a competitive industry, and our clients, suppliers, communities and shareholders are all expecting and demanding more of us. These demands have an impact on all of us, no matter where we are in the organization. We are all challenged to find creative and innovative ways to get the job done. We applaud your efforts, and take this opportunity to thank you for the contributions you have made to the Company's success.

It is each employee's responsibility to exercise sound business judgment and act honestly and ethically. We are required not only to "do the job" but to "do it the right way." Doing it the right way means conducting ourselves with ethics and integrity in all that we do.

As your employer, the Company's obligation goes beyond simply stating that you should always conduct yourself professionally and ethically at work. With this Code, we are formalizing the values that have made us the company we are today and which will carry us forward into the future. This Code describes the fundamental ethical standards that govern all of the work we do, and sets forth the duties and obligations for all our employees under those policies.

Please take time to read this Code, and continue in the Dresser-Rand tradition of hard work with integrity.

Very truly yours,

Vincent R. Volpe Jr.
President & Chief Executive Officer

CONFIDENTIAL TREATMENT REQUESTED

3
Code of Conduct

TABLE OF CONTENTS

INTRODUCTION 4
Who Must Follow the Code 4
Your Responsibilities 4
Leadership Responsibilities 4
BASIC PRINCIPLES OF CONDUCT 6
Health and Safety 6
Compliance with Laws, Rules and Regulations 6
Conflicts of Interest 6
Service on Boards of Directors of For-Profit Companies 8
Record-keeping 8
Public Reporting 8
Insider Trading 9
Corporate Opportunities 10
Competition and Fair Dealing 10
Business Entertainment and Gifts - Generally 10
Discrimination and Harassment 11
Confidentiality 11
Privacy 11
Protection and Proper Use of Company Assets 12
Dealing with Government Personnel 12
Waivers 13
Reports of Illegal or Unethical Behavior 13
RAISING QUESTIONS OR REPORTING CONCERNS 14
What Happens When a Compliance Concern is Reported? 17
Retaliation Prohibited 17
CONSEQUENCES FOR VIOLATIONS 18
ACKNOWLEDGEMENT 18
RELATED POLICIES 19
CONCLUSION 19
AVAILABILITY OF THIS CODE 19
ACKNOWLEDGEMENT OF RECEIPT 20
APPENDIX A 21
POLICY ADMINISTRATION 22
EXCEPTIONS TO POLICY ADMINISTRATION 22

CONFIDENTIAL TREATMENT REQUESTED

4
Code of Conduct

Key Points

- The Code is a guide to legal and ethical standards for all employees.
- All employees must read and comply with the Code.
- Company leaders have a special obligation to comply with the Code.

INTRODUCTION

This Code of Conduct (the "Code") describes the basic principles of conduct that we share as directors, officers and employees of Dresser-Rand Group Inc. ("Dresser-Rand") and its affiliates (collectively with Dresser-Rand, the "Company") and provides guidance on how to identify and report concerns regarding possible violations of the Code or illegal behavior.

- **Who Must Follow the Code**

All officers and employees of the Company are required to comply with this Code. This Code also applies to the non-employee members of the board of directors or similar governing bodies of Dresser-Rand or any of its affiliates (each, a "Director") and must be followed by our agents and representatives, including consultants. We also expect our suppliers to honor these basic principles of conduct.

- **Your Responsibilities**

This Code is intended to provide a broad overview of basic ethical principles that should be used to guide your conduct. In some circumstances, we maintain more specific policies on the topics referred to in this Code. You are required to read and learn the details of the policies dealing with your work, and have a basic understanding of issues covered by the other policies relating to this Code. The Company's policies may be found in various locations based on subject matter on the Company's intranet site, http://drnet/.

This Code is a living document, meaning that it may change from time to time. This Code is not an employment contract between you and the Company.

- **Leadership Responsibilities**

Leaders in our Company have a special obligation regarding compliance with the Code, and are responsible for:

- Building and maintaining a culture of compliance by:
  - Leading by example, using their own behavior as a model for all employees
  - Personally leading compliance efforts through periodic meetings with direct reports and regular monitoring of compliance matters and programs
  - Ensuring employees understand that business

CONFIDENTIAL TREATMENT REQUESTED

5
Code of Conduct

results are never more important than ethics and compliance with law

- Encouraging employees to raise their integrity questions and concerns
- Using employee actions and judgments in promoting and complying with Company policies as considerations when evaluating and rewarding employees

▪ Preventing compliance problems by:

- Ensuring that compliance risks associated with the business processes under the leader's management are systematically identified
- Ensuring that policies and procedures, tailored to the particular risk areas faced by a business, are developed and communicated
- Ensuring that each officer, employee or third-party representative of the Company whose activities may involve issues covered by other specific Company policies are made aware of and provided a copy of each such policy
- Making education and legal counseling available to ensure that employees and, where appropriate, third parties understand the requirements of the Code, other Company policies and applicable laws and regulations

▪ Detecting compliance problems by:

- Implementing appropriate control measures in business processes to detect heightened compliance risks and/or violations
- Promoting an effective reporting system that permits employees to raise concerns without fear of retaliation
- Ensuring that periodic compliance reviews are conducted, with the assistance of the Company's auditors and legal counsel, to assess the effectiveness of the business' compliance measures and to identify ways of improving them

▪ Responding to compliance problems by:

- Taking prompt corrective action to fix any identified weaknesses in compliance measures
- Taking appropriate disciplinary action when violations of this Code, other Company policies or applicable laws or regulations occur

Key Points

Leaders should:

- Build and maintain a culture of compliance.
- Prevent compliance problems.
- Detect compliance problems.
- Respond to compliance problems.

CONFIDENTIAL TREATMENT REQUESTED

6
Code of Conduct

- Consulting with the Company's Law Department and making appropriate disclosures to the Company's auditors (internal and external), regulators and law enforcement authorities

BASIC PRINCIPLES OF CONDUCT

• Health and Safety

We strive to provide a safe and healthy work environment, and act with care and respect for the environment and the people who live in the communities where we conduct business. We ensure a safe and healthy work environment by following safety and health rules and practices and promptly reporting accidents, injuries and unsafe equipment, practices, or conditions to a supervisor or more senior manager or a health and safety officer.

We do not permit violence or threatening behavior in our workplaces. We report to work in condition to perform our duties at our best, free from the influence of illegal drugs or alcohol. We do not tolerate the use of illegal drugs in the workplace.

• Compliance with Laws, Rules and Regulations

The Company conducts business in numerous countries around the world. It is our policy to comply with all national and local laws, rules, and regulations of the countries where we do business. These laws include, among many others, those related to anti-corruption, anti-bribery, anti-money laundering, export and import controls and environmental protection. If a law, rule, or regulation is unclear, or you think it conflicts with a provision of this Code or some other applicable law, rule or regulation, you should always seek the advice of your supervisor or the Company's General Counsel. In the case of a potential or actual conflict between or among any applicable laws or regulations, the General Counsel shall determine in his or her reasonable judgment the proper course of action to be followed.

• Conflicts of Interest

We conduct our business affairs in the best interests of our Company and should avoid situations where our private interests interfere in any way with our Company's interests. We must be especially sensitive to situations that have even the appearance of impropriety. Conflicts of interest can arise when an employee, officer or Director takes an action or has an interest that may make it

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difficult for the employee, officer or Director to render objective decisions on behalf of the Company or to perform his or her duties effectively. Conflicts of interest also arise when an employee, officer or Director, or a member of his or her family, receives improper personal benefits (including loans, guarantees of obligations or acquisitions of interests in transactions involving the Company or its clients or suppliers) as a result of his or her (or his or her family member's) position with the Company. Conflicts of interest may also arise when the Company engages in a transaction in which a family member of an employee, officer or Director has an interest, particularly in circumstances where the transaction was not approved in advance by a disinterested officer or employee who was informed of such interest. If you believe that a transaction, relationship or other circumstance creates or may create a conflict of interest, you should promptly report this concern. It is our policy that circumstances that pose a conflict of interest for our employees are prohibited unless a waiver is obtained from an appropriate Company officer. Consistent with the New York Stock Exchange ("NYSE") rules, and as further described below, any waiver of this conflict of interest policy for a Director or executive officer of Dresser-Rand may only be made by our Board, and any such waiver should be appropriately disclosed in a report filed with the U.S. Securities and Exchange Commission ("SEC") within four business days of the waiver. Examples of conflicts of interest include:

- Activities that compete against the Company in any business activity;
- A misuse of Company resources;
- Taking on other assignments that impair your ability to fully and faithfully perform your obligations to the Company; or
- Actions or omissions not in the best interests of the Company that you otherwise would have avoided.

Regardless of whether a conflict of interest is involved, no officer or employee shall enter into any transaction with the Company without previously disclosing such officer's or employee's interest in that transaction to the officer's or employee's supervisor. Any Company officer subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934, as amended, shall

Key Points

What constitutes a conflict of interest:

- Competing against the Company.
- Misuse of Company resources.
- Other assignments that impair your ability to do your job.
- Actions or omissions against the best interests of the Company.

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also provide previous disclosure to the Nominating and Governance Committee of any such interest. These disclosures shall not apply to (a) compensation or other benefits provided by the Company, (b) benefits pursuant to the Company's standard relocation policy, or (c) the reimbursements of travel and entertainment expenses in accordance with Company policy.

- **Service on Boards of Directors of For-Profit Companies**

  Service on the board of directors of a company that is organized for profit typically involves a significant commitment of an individual's time and effort. The demands of such service may not be compatible with the responsibilities of an officer or employee of the Company. Accordingly, prior to accepting any directorship position with a company that is organized for profit, the Chief Executive Officer ("CEO") shall obtain written approval from the Board of Directors of the Company or the Nominating and Governance Committee thereof, and any other officer or employee of the Company who reports directly to the CEO shall obtain the written approval of the CEO.

- **Record-keeping**

  We require honest and accurate recording and reporting of information, both internally and externally, in order to make responsible business decisions. We document and record our business expenses accurately.

  All of our books, records, accounts, and financial statements are maintained in reasonable detail, appropriately reflect our transactions, and conform both to applicable legal requirements and to our system of internal controls. It is strictly forbidden to mischaracterize any transaction, to use, authorize or condone any "off book" accounting or unrecorded bank accounts or any other device that could be utilized to distort the Company's true operating results and financial condition.

  We avoid exaggeration, derogatory remarks, guesswork, or inappropriate characterizations of people and companies in our business records and communications. We maintain our records according to our record retention policies.

- **Public Reporting**

  We are required to file reports and other documents with the SEC. We also issue press releases and make

Key Points

- The Company relies on accurate and honest record keeping.
- Illegal or improper accounting is strictly forbidden.
- Business records and communications are to be kept professional at all times.

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other public statements that include financial and other information about our business, financial condition and results of operations. We endeavor to make full, fair, accurate, timely and understandable disclosure in reports and documents we file with, or submit to, the SEC and in our press releases and public communications.

We require cooperation and open communication with our internal and external auditors. It is illegal to take any action to fraudulently influence, coerce, manipulate, or mislead any internal or external auditor engaged in the performance of an audit of our financial statements.

The laws and regulations applicable to filings made with the SEC, including those applicable to accounting matters, are complex. While the ultimate responsibility for the information included in these reports rests with senior management, numerous other employees participate in the preparation of these reports or provide information included in these reports. We maintain disclosure controls and procedures to ensure that the information included in the reports that we file or submit to the SEC is collected and communicated to senior management in order to permit timely disclosure of the required information.

If you are requested by management to provide, review or certify information in connection with our disclosure controls and procedures, you must provide the requested information or otherwise respond in a full, accurate and timely manner. Moreover, even in the absence of a specific request, you should report to senior management any significant information that you believe should be considered for disclosure in our reports to the SEC.

Key Points

- The Company endeavors to fulfill SEC obligations in an accurate and timely manner.
- Illegal influence of an auditor engaged in business with the Company is strictly forbidden.
- Contributions to SEC reports must be completed in an accurate and timely manner.

- **Insider Trading**

We do not trade in Company securities on the basis of material, non-public information concerning the Company, nor do we "tip" others who may trade in Company securities. The Company has a securities insider trading policy (which deals with insider trading and "tipping") and a related non-disclosure policy (which deals with the publication of material statements about the Company and who is permitted to make such statements), both of which can be obtained from the DRNet or by a written request made to the General Counsel.

Key Points

We do not:

- Trade in Company securities based on non-public information.

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Key Points

We do not:

- Covertly accept opportunities gained through the use of Company property.
- Engage in unethical or illegal business practices.

- **Corporate Opportunities**

  We do not personally take advantage of opportunities that are discovered through the use of Company property, information or position without the prior consent of our Board, nor do we use Company property, information, or position for personal gain. Employees, officers and Directors owe a duty to the Company to advance its legitimate interests when the opportunity to do so arises. Our Directors, officers, and employees are also prohibited from competing with the Company.

- **Competition and Fair Dealing**

  We outperform our competition fairly and honestly by developing leading services and products based on design and performance. We do not engage in unethical or illegal business practices such as stealing proprietary information, misrepresenting facts, possessing or using confidential information of another party that was obtained improperly, or inducing disclosure of this type of information by past or present employees of other companies. Nor do we improperly offer any payments or other things of value in exchange for business opportunities. Each employee, officer and Director shall endeavor to deal fairly with the Company's clients, suppliers, competitors and employees. No employee, officer or Director will take unfair advantage of anyone through manipulation, concealment, abuse of privileged information or any other unfair practice.

Key Points

- Gifts given and received must meet certain criteria to avoid being misconstrued.
- If you are unsure of the entertainment and gift policy, check with a supervisor.

- **Business Entertainment and Gifts - Generally**

  We recognize that business entertainment and gifts are meant to create goodwill and sound working relationships, not to gain unfair advantage with clients or suppliers. Neither we nor our family members offer, give, or accept any gift, entertainment, or anything else having value unless it:

  - Is not a cash or cash equivalent gift (such as a gift card or a travelers check)
  - Is consistent with customary business practices
  - Is not excessive in value
  - Cannot be construed as a kickback, bribe or payoff
  - Does not violate any applicable laws or regulations.

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- **Discrimination and Harassment**

  The diversity of our employees is a tremendous asset. We provide equal opportunity in all aspects of employment and will not tolerate discrimination or harassment of any kind, including derogatory comments, unwelcome sexual advances and similar behaviors. Equally so, we will not tolerate retaliation against any person who opposes, reports, or serves as a witness with respect to allegations of discrimination or harassment.

- **Confidentiality**

  We protect confidential information. Confidential information includes proprietary information such as our trade secrets, know-how, business and marketing plans, sales forecasts, engineering and manufacturing ideas, designs, innovations, databases, records, salary information, and unpublished financial data and reports, as well as any non-public information that might be of use to competitors or harmful to us or our customers if disclosed. It also includes information that suppliers and clients have entrusted to us on a confidential basis. Employees, officers, and Directors must maintain the confidentiality of information entrusted to them by the Company or its customers, except when disclosure is authorized, legally mandated, or otherwise protected by law. Our commitment not to disclose confidential information continues even after employment ends.

- **Privacy**

  We respect the privacy of all officers, Directors and employees and we maintain the confidentiality of the personal information that they provide to us for a business purpose. Access to such information is limited to managers and others with a specific need for the information in the performance of their duties. All information, including personal information, placed or sent over Company computer systems (including all related equipment, networks and network devices) may be monitored for all lawful purposes. There is no confidentiality or privilege, unless protected by law, when Company computer systems are used for personal rather than business-related purposes.

Key Points

- Discrimination and/or harassment of any kind will not be tolerated by the Company.

Key Points

The Company and its employees must maintain the strictest confidentiality in respect to:

- Past and present undisclosed company information.
- Past and present employees.
- Past and present clients.
- Past and present suppliers.

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- **Protection and Proper Use of Company Assets**

Theft, carelessness, and waste of Company assets, including confidential information, have a direct impact on our profitability and must be avoided. Company assets shall be used only for legitimate Company business purposes. Any suspected incident of abuse of Company assets, waste, fraud or theft should be immediately reported to a supervisor or, if appropriate, a more senior manager for investigation. We carefully safeguard our confidential information. Unauthorized use or distribution of confidential information is prohibited and could also be illegal, resulting in civil or even criminal penalties.

- **Dealing with Government Personnel**

Employees of the Company should never unlawfully give anything of value, directly or indirectly, to government officials or political candidates in order to obtain or retain business or for any other improper purpose. We do not promise, offer, or deliver to any government employee or official any gift, favor, gratuity or anything else of value for any purpose that would be improper or that would otherwise be illegal. The Law Department can provide guidance on such matters. The laws or customs of the countries in which we operate may not always be clear. However, it is our responsibility and policy to comply with those laws or customs. Our Chief Compliance Officer can provide guidance in this area.

If any employee is confronted with a demand for a bribe from anyone, such demand must be reported immediately to his or her supervisor and to the General Counsel. Facilitating payments, which are payments consisting of a nominal tip or gratuity to a minor government official to obtain or expedite the performance of that official's non-discretionary and routine duty, are only permitted in the limited circumstances described in the Dresser-Rand Global Anti-Corruption Policy and the Foreign Corrupt Practices Act – Facilitating Payments policy.

Any payments made under circumstances involving an imminent threat to the health, safety or welfare of any employee or a member of his or her family or a co-worker will generally not violate this Code, other Company policies or applicable laws due to the absence of an improper purpose on the part of the individual making the payment. If a payment is made under these emergency

Key Points

- In accordance with law, we do not barter gifts with government officials in order to obtain business.
- The Company complies with foreign laws and customs in regards to government personnel.

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situations, it must be accurately recorded in the Company's books and records, and immediately reported to the employee's supervisor and the General Counsel.

- **Waivers**

Consistent with NYSE rules, only our Board may waive a provision of this Code for the executive officers or Directors of Dresser-Rand, and any waiver should be appropriately disclosed in a report filed with the SEC within four business days after the waiver. Waivers of this Code for any other employee may be made only by an appropriate Company officer, and then only under special circumstances.

- **Reports of Illegal or Unethical Behavior**

In order to encourage reports of illegal or unethical behavior (including violations of this Code), we keep all reports confidential and do not allow retaliation for good faith reports of possible misconduct by others. It is also our duty to cooperate in internal investigations of alleged misconduct.

Key Points

- All reports of illegal or unethical behavior are kept confidential.

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RAISING QUESTIONS OR REPORTING CONCERNS

We must all work to ensure prompt and consistent action against unethical or illegal behavior. To the extent permitted by applicable law, this responsibility includes an obligation to report a possible violation of this Code. Oftentimes a violation of this Code will be easy to recognize and should be promptly reported to a supervisor or, if appropriate, a more senior manager. However, in some situations it is difficult to know right from wrong. Because none of us can anticipate every situation that will arise, it is important that we have a way to approach a new or sensitive question or concern. Here are some questions that can be asked:

1. ***What specifically am I being asked to do? Does it seem unethical or improper?*** This will focus the inquiry on the specific action in question, and the available alternatives. Use judgment and common sense. If something seems unethical or improper, it probably is.
2. ***What is my responsibility?*** In most situations, there is shared responsibility. Should colleagues be informed? It may help to get others involved and discuss the issue.
3. ***Have I discussed the issue with a supervisor?*** This is the basic guidance for all situations. In many cases, a supervisor will be more knowledgeable about the question and will appreciate being brought into the decision-making process. Remember that it is the supervisor's responsibility to help solve problems.
4. ***Should I seek help from Company management?*** When it may not be appropriate to discuss an issue with a supervisor, or where you would not be comfortable approaching a supervisor with your question, discuss it with your Human Resources manager in your business unit, or the next level of management for your business unit or function. If for some reason you do not believe that your concern has been appropriately addressed, and as an alternative to the normal reporting process, you should report the concern by using the Company's toll-free ***Ethics Hotline***. This ***Ethics Hotline*** permits confidential and, to the extent permitted by applicable law, anonymous submissions of concerns regarding alleged violations of this Code, including concerns with respect to questionable accounting or auditing matters. The Ethics Hotline is available toll-free from a number of locations, including those listed below (except in Libya and Nigeria, where it is available only by a collect call mechanism):

Key Points

Questions to ask:

- Is this activity unethical?
- What is my responsibility?
- Is my supervisor aware of the situation?
- Who can I look to besides my manager?

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Country	Ethics Hotline Number
Argentina (ALA Spanish)	0-800-288-5288 and then dial 800-721-0893
Argentina (Telecom)	0-800-555-4288 and then dial 800-721-0893
Argentina (Telefonica)	0-800-222-1288 and then dial 800-721-0893
Australia (Optus)	1-800-551-155 and then dial 800-721-0893
Australia (Telstra)	1-800-881-011 and then dial 800-721-0893
Brazil	0800-891-4138
Canada	800-721-0952
China (Telecom North)	10-800-711-0570
China (Telecom South)	10-800-110-0550
Colombia	01-800-911-0010 and then dial 800-721-0893
Colombia (Spanish)	01-800-911-0011 and then dial 800-721-0893
France	0800-90-0023
Germany	0800-188-0967
India	000-117 and then dial 800-721-0893
Indonesia	001-803-1-005-6194
Italy	800-172-444 and then dial 800-721-0893
Japan (KDDI)	00 539-111 and then dial 800-721-0893
Japan (NTT)	0034-811-001 and then dial 800-721-0893
Japan (Softbank Telecom)	00-663-5111 and then dial 800-721-0893
Libya	704-676-4827 (as a collect call only)
Malaysia	1-800-80-0011 and then dial 800-721-0893
Mexico	01-800-288-2872 and then dial 800-721-0893
Mexico (alternative)	001-800-462-4240 and then dial 800-721-0893
Mexico (Por Cobrar Spanish)	01-800-112-2020 and then dial 800-721-0893
Mexico (Spanish)	001-800-658-5454 and then dial 800-721-0893
Morocco	002-11-0011 and then dial 800-721-0893
Netherlands	0800-022-9111 and then dial 800-721-0893
Nigeria	704-676-4827 (as a collect call only)
Norway	800-190-11 and then dial 800-721-0893
Poland	0-0-800-111-1111 and then dial 800-721-0893
Puerto Rico	1-800-225-5288 and then dial 800-721-0893
Russia	8^10-800-110-1011 and then dial 800-721-0893
Russia (Moscow)	363-2400 and then dial 800-721-0893
Russia (outside Moscow)	8^495-363-2400 and then dial 800-721-0893
Russia (outside St. Petersburg)	8^812-363-2400 and then dial 800-721-0893
Russia (St. Petersburg)	363-2400 and then dial 800-721-0893
Saudi Arabia	1-800-10 and then dial 800-721-0893
Singapore (Sing Tel)	800-0111-111 and then dial 800-721-0893
Singapore (StarHub)	80-0001-0001 and then dial 800-721-0893
South Africa	0 800 99 0123 and then dial 800-721-0893
Spain	900-99-00-11 and then dial 800-721-0893
Thailand	(1-800-0001-33 or 001-999-111-11) and then dial 800-721-0893
United Arab Emirates	8000-021 and then dial 800-721-0893
United Kingdom (BT)	0800-89-0011 and then dial 800-721-0893
United Kingdom (C&W)	0500-89-0011 and then dial 800-721-0893
United States	800-721-0893
Venezuela	0 800-2255-288 and then dial 800-721-0893
Venezuela (Spanish)	0 800-552-6288 and then dial 800-721-0893

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A current and complete listing of all telephone numbers for the Ethics Hotline is available on the DRNet home page under the heading "Ethics Hotline." If you are having difficulty reporting your concerns using these numbers and as an alternative means of reporting, you may also submit a report via the Internet by accessing the "Ethics Hotline" page available on the DRNet or at https://dresser-randeu.alertline.com/gcs/welcome.

There are a number of other ways to get answers to your questions about the Code or to report concerns about what might be a violation of the Code:

- If a law, rule or regulation is unclear in any country, or you think it conflicts with a provision of this Code, or a policy relating to this Code, you should seek advice from our General Counsel or Chief Compliance Officer.
- If you have questions about a governmental investigation or litigation, please contact our General Counsel.
- If you have a question about any aspect of our Code or policies, please contact your supervisor or the appropriate functional leader. For instance, questions about policies on financial issues should be directed to the Corporate Controller, questions about policies regarding employee matters should be directed to the highest-ranking officer in the Company with direct responsibility for the Human Resources function (the "Chief HR Officer"), questions about policies on legal issues should be directed to the General Counsel.
- If you discover a potential violation of this Code, you should contact the Ethics Hotline through the appropriate number listed above or the DRNet, or report the potential violation to the Vice President - Internal Audit or another member of the internal audit department.

Key Points

Get your questions answered:

- Seek advice from our General Counsel or Chief Compliance Officer.
- Consult our Vice President - Internal Audit.

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- **What Happens When a Compliance Concern is Reported?**

All reported concerns regarding possible violations of this Code or illegal behavior are taken seriously. When such a concern is reported, the following actions will be taken:

1. A review team will be assigned
2. If the team decides further review is required, an investigation will be conducted
3. Appropriate corrective actions will be identified and implemented
4. If necessary, improvements in business practices or processes will be implemented.

Remember, we want you to speak up. Ask questions. Get answers. Bring the concern into the open so that any problems can be resolved quickly and more serious harm can be prevented.

- **Retaliation Prohibited**

Any employee who in good faith seeks advice, raises a concern or reports misconduct is following this Code. The Company will not tolerate retaliation against that person. We take claims of retaliation seriously. Allegations of retaliation will be investigated and appropriate action taken. Anyone responsible for reprisals against individuals who report suspected misconduct or other risks to the business will be subject to disciplinary action up to and including termination. If you suspect that you or someone you know has been retaliated against for raising a compliance or ethical issue, immediately report your concerns via the Ethics Hotline.

Key Points

Compliance reports result in:

- Assignment of a review team.
- Potential investigation.
- Appropriate corrective actions.

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CONSEQUENCES FOR VIOLATIONS

Any violation of this Code can result in disciplinary action, including termination of employment. Examples of conduct that will be considered a violation of this Code include the following:

- Violations of a policy relating to this Code
- Requesting another person to violate this Code
- Failure to report a known or suspected violation of this Code (where applicable law permits the Company to require such reporting)
- Failure by anyone subject to this Code to properly disclose his or her potential conflict of interest situation
- Failure to cooperate in an investigation of a possible violation of this Code
- Retaliation against another person for reporting a concern about a violation of this Code
- Failure to use reasonable care to prevent a violation of this Code
- For managers and supervisors, failure to demonstrate the leadership necessary to ensure compliance with this Code.

Violation of this Code may also be a violation of a criminal or civil law which could result in you or the Company being subject to other penalties, including possible fines, jail or other sanctions.

Key Points

- Avoid disciplinary action by adhering to this Code.
- Disciplinary action could extend beyond the Company into civil or criminal litigation.

ACKNOWLEDGEMENT

An acknowledgement of receipt and compliance with this Code will be distributed periodically to all appropriate officers, Directors, associates and representatives who, to the extent permitted by applicable law, will be required to certify and confirm continued compliance with this Code and any related policies. The Company will monitor compliance. Compliance with this Code cannot and does not guarantee your continued employment, nor will your employment status as an officer or an at-will employee under applicable law be altered by this or any other Company documents.

Key Points

- Included in this Code of Conduct manual is an example of the acknowledgement all employees are required to complete periodically.

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RELATED POLICIES

The Company may from time to time implement new policies related to this Code, as well as revise existing policies related to this Code. These policies cover topics such as employee relations, relating with competitors and clients and Company property. All such policies can be obtained from the DRNet or by a written request made to the Chief HR Officer of the Company.

CONCLUSION

The Company's good name and reputation, the safety of our employees, and our relationships with clients, suppliers and the members of the communities where we do business depend, to a very large extent, upon you taking personal responsibility for maintaining and adhering to the policies and guidelines set forth in this Code. Your business conduct on behalf of the Company must be guided by the policies and guidelines set forth in this Code.

AVAILABILITY OF THIS CODE

This Code will be posted on the Company's website and will also be made available upon written request sent to the Company's Chief HR Officer.

Key Points

- Updates to this Code can be found on the DRNet or by contacting the Chief HR Officer.
- Upholding this Code is essential to maintaining strong relationships with employees, communities, and clients.

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DRESSER-RAND

ACKNOWLEDGEMENT OF RECEIPT AND COMPLIANCE WITH THE CODE OF CONDUCT

I have received, read, understand and agree to the terms and conditions set forth in the Dresser-Rand Code of Conduct dated August 2013.

I understand that strict adherence to these policies and guidelines is required and that violation is grounds for disciplinary action, including employment termination.

I further understand that these policies and guidelines in no way affect the applicability of other Dresser-Rand policies appearing in manuals, bulletins, handbooks, application for employment forms, etc.

In addition, with my selection below, I hereby make the following affirmation: (*please mark your selection*)

☐ To the best of my knowledge, information and belief, I affirm that I have not engaged in any actions that could be considered as violating the Code of Conduct and I am not aware of anyone who reports to me who has (either now or at any time during the past year), and I do not have knowledge of any other person who has, engaged in any such conduct. Furthermore, I affirm that I will promptly report any violations of this Code by me or others of which I am aware in the future.

☐ *Except as set forth under the heading "Acknowledgement Exceptions" on* ***Appendix A***, to the best of my knowledge, information and belief, I affirm that I have not engaged in any actions that could be considered as violating the Code of Conduct and I am not aware of anyone who reports to me who has (either now or at any time during the past year), and I do not have knowledge of any other person who has, engaged in any such conduct. Furthermore, I affirm that I will promptly report any violations of this Code by me or others of which I am aware in the future.

____________________	____________________
Signature	Date
____________________	____________________
Print Name	Location

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APPENDIX A

Acknowledgement Exceptions:

(Please describe in the space provided below or attach additional pages if necessary)

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POLICY ADMINISTRATION

All officers and employees of the Company, as defined in the Code of Conduct, will complete the Code of Conduct Acknowledgement within the first 90 days of their employment start date. All current and active officers and employees of the Company will update their Acknowledgement of the Code of Conduct annually (to the extent that applicable law permits the Company to require such annual Acknowledgement). The collection and maintenance of the Acknowledgement will be maintained pursuant to the procedures established from time to time by the Chief HR Officer in consultation with the General Counsel or the Chief Compliance Officer. The annual re-certification Acknowledgement will supersede previous Acknowledgements and is all that is required to be maintained for tracking purposes.

Corporate HR will test each Ethics Hotline telephone number and/or web address provided in the policy to ensure they are functioning properly. A record of this system test will be maintained by corporate HR.

EXCEPTIONS TO POLICY ADMINISTRATION

Where any part of this Code conflicts with federal, state, local and international country specific law and regulation, the applicable law(s) and/or regulation(s) will prevail. Exceptions to the administration of this Code are permitted where an individual's relationship with the Company has contractual considerations which must be upheld (e.g., a Collective Bargaining Agreement). All exceptions to the administration will be overseen by the Director of Organizational Development or the Chief HR Officer. Notes of exceptions will be provided and maintained with other related Code administration records.

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ANNEX F: Technical Acceptance Criteria

*

* Portions of this page have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

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ANNEX G: Termination or Survival of Licenses

Termination Trigger—Agreement Section Number
	10.3.2	10.2		10.3.1 or 10.4.2		10.4.3	10.3.3 or 10.4.1	10.3.4 or 10.4.4		10.3.5 or 10.4.5		10.3.6 or 10.4.6
Termination by (Party):	D-R	Either		D-R	E-C	E-C	Either	Either		Either		D-R	E-C
Timing:	NA	<CT	>CT	Anytime		Anytime	Anytime	<CT	>CT	<CT	>CT	Anytime
(A) Exclusive License under 6.1 before it becomes perpetual	T	T	T	T	T	T	T	T	T	T	T	P	T
(B) Exclusive License under 6.1 after it becomes perpetual	T	T	T	T	T	T	T	T	T	T	T	P	T
(C) Non-Exclusive License under 6.1	T	T	T	T	T	T	T	T	T	T	T	P	T
(D) Expanded License under 6.2	T	T	T	T	T	T	T	T	T	T	T	P	T
(E) Fundamental Process Tech. Dev. license under 6.3	P	P	P	P	P	P	P	P	P	P	P	P	T
(F) Gas Turbine Tech. Dev. license under 6.4	P	P	P	P	P	P	P	P	P	P	P	P	T
(G) Rights to use Joint Inventions under 6.5	P	P	P	P	P	P	P	P	P	P	P	P	T
(H) Rights to use Background IP in order to perform under 6.7	T	T	T	T	T	T	T	T	T	T	T	T	T
(I) Actions to... protect or convey ownership rights under 6.	T	T	T	T	T	T	T	T	T	T	T	T	T

Legend:

T = Terminates immediately; P = Perpetual <CT = before Completed Test >CT = after Completed Test

CONFIDENTIAL TREATMENT REQUESTED

ANNEX H: Performance Security—Letter of Credit Form

*

* Portions of this page have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT REQUESTED

Annex I

Existing Liens on E-C Intellectual Property

None